                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          $55,000,000.00 TERM LOAN AND

           EQUIVALENT IN DUTCH GUILDERS OF $5,000,000 REVOLVING LOAN
                     (OR DUTCH GUILDER SWING LINE LOAN) TO

                            CORE LABORATORIES N.V.,

                      $50,000,000 REVOLVING CREDIT LOAN TO

                            CORE LABORATORIES, INC.,

                                      AND

           EQUIVALENT IN POUNDS STERLING OF $15,000,000 TERM LOAN TO

                       CORE LABORATORIES (U.K.) LIMITED,
                                 AS BORROWERS,

                            THE BANKS NAMED HEREIN,

                                      AND

                             BANKERS TRUST COMPANY,
                         AS ADMINISTRATIVE AGENT AND A
                            GUILDER SWING LINE BANK

                                      AND


                               NATIONSBANK, N.A.
                    AS SYNDICATION AGENT, ISSUING BANK AND A
                            GUILDER SWING LINE BANK


                         ______________________________

                           DATED AS OF JULY 18, 1997

                               TABLE OF CONTENTS

                                                                                                                     Page
PRELIMINARY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I  DEFINITIONS, TERMS AND INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.01     Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.02     Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.03     Computation of Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 1.04     References. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II  COMMITMENTS AND TERMS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 2.01     Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 2.02     Borrowing Procedures; Conversions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 2.03     Issuing and Reimbursing the Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 2.04     The Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.05     Reduction of the Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.06     Mandatory Repayment of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.07     Interest Accrual, Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.08     Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.09     Payments, Notice of Certain Repayments and Computations . . . . . . . . . . . . . . . . . .  18
         Section 2.10     Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.11     Setoff, Counterclaims and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.12     Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 2.13     Change of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.14     Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.15     Claims Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE III  CONDITIONS  OF  CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 3.01     Conditions Precedent to Effectiveness, the Initial Borrowing  . . . . . . . . . . . . . . .  26
         Section 3.02     Conditions Precedent to All Letters of Credit and Loans . . . . . . . . . . . . . . . . . .  29

ARTICLE IV  REPRESENTATIONS  AND  WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.01     Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.02     Corporate Authority; Binding Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.03     No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.04     No Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.05     No Defaults or Violations of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 4.06     Financial Position  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 4.07     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 4.08     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.09     Governmental Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.10     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         Section 4.11     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.12     Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 4.13     Title and Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 4.14     Patents and Intellectual Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 4.15     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.16     Security Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.17     Labor Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.18     No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.19     Credit Parties as Percentage of Consolidated Entity . . . . . . . . . . . . . . . . . . . .  35

ARTICLE V  AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.01     Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 5.02     Taxes; Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 5.03     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 5.04     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 5.05     Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 5.06     Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 5.07     Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 5.08     Accounting Systems  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 5.09     Use of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 5.10     Additional Guarantees and Stock Pledges . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.11     Further Assurances in General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE VI  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.01     Indebtedness Restriction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.02     Lien Restriction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 6.03     Derivatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 6.04     Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 6.05     Sales of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 6.06     Consolidation and Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 6.07     Restricted Disbursements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 6.08     Lines of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 6.09     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 6.10     Restrictions on Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE VII  DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 7.01     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 7.02     Setoff in Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 7.03     No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 7.04     Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE VIII  THE ADMINISTRATIVE AGENT, THE SYNDICATION
AGENT AND THE ISSUING BANK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 8.01     Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 8.02     Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.03     Agents, Affiliates and Other Activities . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.04     Bank Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 8.05     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 8.06     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 8.07     Successor Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 8.08     Successor Syndication Agent and Issuing Bank  . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 8.09     Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 8.10     Execution of Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE IX  GUARANTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 9.01     Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 9.02     Guaranty Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 9.03     Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 9.04     Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 9.05     Continuing Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 9.06     Effect of Bankruptcy Proceeding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 9.07     Further Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 9.08     Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE X  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 10.01    Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 10.02    Participation Agreements and Assignments;
            Inter-Creditor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 10.03    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 10.04    Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 10.05    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 10.06    Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 10.07    Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 10.08    Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 10.09    Counterparts and Facsimile Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 10.10    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 10.11    Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 10.12    Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 10.13    Limitation on Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 10.14    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 10.15    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 10.16    Judgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 10.17    Final Agreement of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

ANNEXES, EXHIBITS AND SCHEDULES

         Annex A          Definitions
         Exhibit 1.01- C  Form of Subordination Agreement
         Exhibit 2.02(a)  Form of Borrowing Request
         Exhibit 2.02(c)  Form of Conversion Notice
         Exhibit 2.03     Form of Letter of Credit Request
         Exhibit 2.04(a)  Form of Tranche A Note
         Exhibit 2.04(b)  Form of Tranche B Note
         Exhibit 2.04(c)  Form of Revolving Note
         Exhibit 2.04(d)  Form of Guilder Revolving Note
         Exhibit 2.04(e)  Form of Guilder Swing Line Note
         Exhibit 3.01(n)  Form of Subrogation and Contribution Agreement
         Exhibit 10.02    Form of Assignment and Acceptance Agreement

         Schedule 1.01-A  Agent Account
         Schedule 1.01-B  Borrower Account
         Schedule 1.01-C  Existing Letters of Credit
         Schedule 4.01    Subsidiaries of the Parent and Related Information
         Schedule 4.15    Environmental Disclosures
         Schedule 6.01    Existing Indebtedness
         Schedule 6.02    Existing Liens

                     AMENDED AND RESTATED CREDIT  AGREEMENT


                 THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 18, 1997 is among CORE LABORATORIES N.V., a Netherlands limited liability company (the "Parent"), CORE LABORATORIES, INC., a Delaware corporation (the "US Borrower"), CORE LABORATORIES (U.K.) LIMITED, a company organized under the laws of England and Wales (the "UK Borrower" and, together with the Parent and the US Borrower, the "Borrowers"), the banks named on the signature pages hereto (together with their respective successors and assigns in such capacity, the "Banks"), BANKERS TRUST COMPANY, as a Guilder Swing Line Bank and the administrative agent for the Banks (together with its successors and assigns in such capacity, the "Administrative Agent") and NATIONSBANK, N.A., as a Guilder Swing Line Bank and the syndication agent for the Banks (together with its successors and assigns in such capacity, the "Syndication Agent" and, together with the Administrative Agent, the "Agents"), as the issuing bank with respect to the Letters of Credit issued hereunder (together with its successors and assigns in such capacity, the "Issuing Bank"). Unless otherwise defined herein, all capitalized terms used herein and defined in Article I are used herein as so defined.


                             PRELIMINARY STATEMENT

                 The Parent, the US Borrower, the UK Borrower, the Administrative Agent, the Syndication Agent, and each of two said Agents, as existing Banks, previously entered into a Credit Agreement dated May 12, 1997 (the "Prior Credit Agreement") relating to the extension of various Loans to the Borrowers by said existing Banks. The Borrowers have now requested that certain of said Loans be modified and amended from the structure described in the Prior Credit Agreement and additional Persons have agreed to become Banks hereunder. Specifically, the Borrowers have requested that the Banks refinance the Loans of the Prior Credit Agreement by providing (a) the Parent with a $55,000,000 term loan facility and the Equivalent in Dutch Guilders of a $5,000,000 revolving credit facility, (b) the US Borrower with a $50,000,000 revolving credit facility providing for letters of credit and revolving loans, and (c) the UK Borrower with the Equivalent in Pounds Sterling of a $15,000,000 term loan facility, each of which will be used to refinance and rearrange the Indebtedness existing under the Prior Credit Agreement and otherwise as specified herein. The Parent has also requested that the Guilder Swing Line Banks provide it with the Equivalent in Dutch Guilders of a $5,000,000 revolving credit facility in the form of a Guilder Swing Line Loan, which will, initially, substitute for the $5,000,000 Dutch Guilder revolving credit facility. The Banks and the Guilder Swing Line Banks have agreed to provide the Borrowers with such credit facilities upon the terms and conditions set forth in this Agreement which will constitute an amendment and restatement, but not a novation, of the Prior Credit Agreement.

                 Accordingly, in consideration of the foregoing and the mutual covenants set forth herein, the parties agree as follows:

                                   ARTICLE I
                     DEFINITIONS, TERMS AND INTERPRETATION

                 Section 1.01 Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein, shall have the respective meanings set forth in Annex A (such meanings to be equally applicable to both singular and plural forms of the terms defined).

                 Section 1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed, and all financial calculations shall be made, in accordance with GAAP consistent with those applied in the preparation of the consolidated financial statements referred to in Section 4.06, provided, if any accounting changes made by any Borrower that are allowed or required by GAAP result in the calculations that are utilized to compute the compliance with Section 6.04 being inconsistent with such prior calculations, the affected Borrower agrees to negotiate in good faith with the Administrative Agent and the Syndication Agent to re-establish appropriate, meaningful ratios and covenants.

                 Section 1.03 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                 Section 1.04 References. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Annex or Exhibit attached hereto shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles, Sections, Annexes, Exhibits and Schedules shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Annexes, Exhibits and Schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears, the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.


                                   ARTICLE II
                        COMMITMENTS AND TERMS OF CREDIT

                 Section 2.01 Commitments. (a) Tranche A Loan. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make a term loan to the Parent (a "Tranche A Loan") on or promptly after the Effective Date in an amount not to exceed such Bank's Tranche A Commitment. Each Tranche A Loan shall be made as a Base Rate Loan or a Eurocurrency Rate Loan made by the Banks ratably according to their respective Commitment Percentages.
Tranche A Loans, once repaid, may not be reborrowed. Funding and maintenance of the Tranche A Loans shall be in Dollars.

                 (b)      Tranche B Loan.   Each Bank other than Banque Paribas
severally agrees, on the terms and conditions hereinafter set forth, to make a term loan to the UK Borrower (a "Tranche B Loan") on or promptly after the Effective Date in an amount not to exceed the Equivalent in Pounds Sterling of such Bank's Tranche B Commitment as of the Date of Determination. Each Tranche B Loan shall be made as a Eurocurrency Rate Loan made by the Banks ratably according to their respective Commitment Percentages (it being recognized that Banque Paribas will not participate in the Tranche B Loan and Bankers Trust Company will participate in an increased non-prorata percentage amount). Tranche B Loans, once repaid, may not be reborrowed. Subject to Section 2.13(a), funding and maintenance of the Tranche B Loans shall be in Pounds Sterling.

                 (c) Dollar Revolving Loans. (i) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make one or more loans (each a "Dollar Revolving Loan") to the US Borrower from time to time on any Business Day during the period from the Effective Date up to, but excluding, the Termination Date in an aggregate amount outstanding for such Bank not to exceed at any time an amount equal to such Bank's Dollar Revolving Commitment. Each Dollar Revolving Loan shall be made as either a Base Rate Loan or a Eurocurrency Rate Loan and as part of a single Borrowing made on the same day by the Banks ratably according to their respective Commitment Percentages. Each Base Rate Borrowing of Dollar Revolving Loans shall be in an aggregate amount not less than $1,000,000, and in integral multiples of $200,000 in excess thereof or, if less, the entire unfunded portion of the Total Dollar Revolving Commitment. Each Eurocurrency Rate Borrowing of Dollar Revolving Loans shall be in an aggregate amount not less than $1,000,000, and in an integral multiple of $200,000 in excess thereof. Within the limits set forth above and subject to the terms and conditions of this Agreement, the US Borrower may borrow, repay pursuant to Section 2.06 or prepay pursuant to
Section 2.08 and reborrow under this Section 2.01(c). All funding and maintenance of the Dollar Revolving Loans shall be in Dollars.

                 (ii) The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue standby or commercial letters of credit for the account of the US Borrower, on behalf of it or any of its Affiliates and for the benefit of any obligee of payment obligations of the US Borrower or any of its Affiliates (the "Letters of Credit") from time to time on any Business Day during the period from the Effective Date up to, but excluding, the Termination Date in an aggregate amount for all Outstanding Letters of Credit not exceeding at any time the Letter of Credit Sublimit. Subject to
         Section 2.01(c)(iii), a Letter of Credit shall be denominated in any currency requested by the US Borrower and agreeable to the Issuing Bank, shall expire no later than the date set forth in Section 2.03(a), and shall be in such form as approved from time to time by the Issuing Bank and the US Borrower. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to purchase participations in the Letters of Credit issued by the Issuing Bank pursuant to this Agreement in an amount equal to such Bank's Commitment Percentage in respect of the Total Dollar Revolving Commitment of the face amount of such Letter of Credit. Upon the issuance of each Letter of Credit and as of the Effective Date with respect to the Existing Letters of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation, to the extent of such Bank's Commitment Percentage in respect of the Total Dollar Revolving Commitment, in such Letter of Credit and the Existing Letters of Credit, the obligations of the Issuing Bank thereunder and in the reimbursement obligations of the US Borrower due in respect of drawings made under such Letter of Credit or the Existing Letters of Credit. The Banks will execute any other documents the Issuing Bank may reasonably request to evidence the purchase of such participation. On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and as of the Effective Date with respect to the Existing Letters of Credit and ending on the date when such Letter of Credit or Existing Letters of Credit shall have expired or been terminated, and, irrespective of whether such Letter of Credit or Existing Letters of Credit have expired or terminated if such Letter of Credit or Existing Letters of Credit have been drawn upon and the amount so drawn has not been reimbursed to the Issuing Bank, the Dollar Revolving Commitment of each Bank shall be deemed to be utilized for all purposes hereof in an amount equal to such Bank's Commitment Percentage in respect of the Total Dollar Revolving Commitment of the Outstanding Letters of Credit.

                 (iii) In regard to any Letter of Credit issued in a currency other than Dollars, the following shall apply: (w) the Issuing Bank, on the first day of each month (and on any other date selected by it) shall determine the Dollar Equivalent of all such Letters of Credit and shall advise the Administrative Agent and each Bank thereof; (x) any presentation thereof resulting in payments by the Issuing Bank thereunder shall be repaid to said Issuing Bank, at the option of the US Borrower, in the currency in which said payments were made by the Issuing Bank or in Dollars, (y) if the US Borrower tenders Dollars for the Reimbursement Amount, then, unless such tender results in the actual receipt by the Issuing Bank (acting reasonably and in good faith in converting such Dollars into the currency in which said payments were made by the Issuing Bank) of the Reimbursement Amount, the US Borrower shall also promptly pay to the Issuing Bank an additional amount in Dollars as may be necessary to compensate and indemnify the Issuing Bank for such shortfall (and if, for any reason, the amount in Dollars so received exceeds the Reimbursement Amount, the Issuing Bank will refund such excess), and
         (z) all calculations required by Section 2.01(c)(iv) shall be made, calculating the Dollar Equivalent of such non-Dollar Outstanding Letters of Credit as of the date of issuance of such Letter of Credit and the date of any payment in response to a drawing thereunder.

                 (iv)     Notwithstanding any other term or provision hereof
         (A) no Dollar Revolving Loan shall be made and no Letter of Credit shall be issued if after giving effect thereto the aggregate amount of the Dollar Revolving Credit Outstanding (not including Letters of Credit issued under Section 6.01(g)) would exceed the Total Dollar Revolving Commitment; and (B) no Letter of Credit shall be issued if, after giving effect thereto the aggregate amount of Outstanding Letters of Credit would exceed the Letter of Credit Sublimit.

                 (d) Guilder Revolving Loans. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make one or more loans (each a "Guilder Revolving Loan") to the Parent from time to time on any Business Day, during the period from the Effective Date up to but excluding the Termination Date, in an aggregate amount outstanding for such Bank not to exceed at any time such Bank's Guilder Revolving Commitment, but only to the extent that the Guilder Swing Line Banks request that the Banks make Guilder Revolving Loans as provided in Sections 2.01(e)(ii) and 2.01(e)(iii). The Parent may not request advances under the Guilder Revolving Loan. Each Guilder Revolving Loan shall be made as a Base Rate Loan and as part of a single Borrowing made on the same day by the Banks ratably according to their respective Commitment Percentages. All Guilder Revolving Loans shall be funded in Dollars.

                 (e) Guilder Swing Line Loans. (i) Subject to the terms and conditions hereof, and in substitution for the Guilder Revolving Loans described in Section 2.01(d) above, the Guilder Swing Line Banks agree at any time and from time to time on and after the Effective Date and prior to the Termination Date, to make swing line loans (each a "Guilder Swing Line Loan" and collectively, the "Guilder Swing Line Loans") to the Parent in an aggregate principal amount at any one time outstanding not to exceed the Equivalent in Dutch Guilders of $5,000,000.00. The Guilder Swing Line Loans shall be made and maintained as Eurocurrency Rate Loans and as part of a single Borrowing made by the Guilder Swing Line Banks on the same day ratably according to their respective Commitment Percentages for Guilder Swing Line Loans. Each Borrowing of Guilder Swing Line Loans shall be in an aggregate amount not less than the Equivalent in Dutch Guilders of $800,000 as of the Date of Determination and in an integral multiple of the Equivalent in Dutch Guilders of $200,000 in excess thereof. Within the limits set forth above and subject to the terms and conditions of this Agreement, the Parent may borrow, repay pursuant to Section
2.06 or prepay pursuant to Section 2.08 and reborrow under this Section 2.01(e). Subject to Section 2.13(a) funding and maintenance of Guilder Swing Line Loans shall be in Dutch Guilders. Guilder Swing Line Loans shall constitute "Guilder Revolving Loans" for all purposes hereunder, provided, they shall be held by the Guilder Swing Line Banks (subject to sub-clauses (ii) and (iii) below), and provided further, the Guilder Swing Line Loans shall not be considered a utilization of the Guilder Revolving Commitment for the purpose of calculating the Commitment Fee only.

                 (ii) At any time after a Default or an Event of Default, if 100% of the Guilder Swing Line Banks so decide, in their sole discretion, they may give notice to the Agent to require each Bank to make a Guilder Revolving Loan in an amount equal to such Bank's Commitment Percentage times the outstanding principal balance of all Guilder Swing Line Loans (the "Refunded Guilder Swing Line Loan") outstanding on the date such notice is given; provided that the provision of this subsection shall not affect the obligation of the Parent to prepay Swing Line Loans in accordance with Section 2.06(e). Upon (A) the delivery of such notice and (B) each Bank either making a Guilder Revolving Loan or purchasing from the Guilder Swing Line Banks a pro rata participation in such Guilder Swing Line Loan as required under Section 2.01(e)(iii), the Guilder Swing Line Commitments and the Guilder Revolving Loan Commitments shall be terminated. Unless the Guilder Revolving Commitments shall have expired or terminated, each Bank shall make the proceeds of its Guilder Revolving Loan available to the Agent for the pro rata account of the Guilder Swing Line Banks on the next Business Day following such request, in immediately available funds. The proceeds of such Guilder Revolving Loans shall be immediately applied to repay the Refunded Guilder Swing Line Loan.

                 (iii) At any time after a Default or an Event of Default, if the Guilder Revolving Commitments shall have expired or be terminated while any Guilder Swing Line Loan is outstanding, the Banks, shall, notwithstanding the expiration or termination of the Guilder Revolving Commitments, make a Guilder Revolving Loan (which shall be deemed a "Revolving Credit Loan" for all purposes of this Agreement and the other Loan Documents) and, if any Bank shall not have made its Guilder Revolving Loans, such Bank shall be deemed, without further action by any Person, to have purchased from the Guilder Swing Line Banks a pro rata participation in such Guilder Swing Line Loan in either case in an amount equal to such Bank's Commitment Percentage times the outstanding principal balance of such Guilder Swing Line Loan. The Agent shall notify each such Bank of the amount of such Guilder Revolving Loan or participation and such Bank will transfer to the Agent for the pro rata account of the Guilder Swing Line Banks on the next Business Day following such notice, in immediately available funds, the amount of its Guilder Revolving Loan or participation.

                 (iv) If any such Bank shall not have so made its Guilder Revolving Loans or its percentage participation available to the Agent pursuant to this Section 2.01(e), such Bank agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (1) the Federal Funds Rate on the date payment is to be made to the Agent and (2) the Highest Lawful Rate. Whenever, at any time after the Agent has received from any Bank such Bank's Guilder Revolving Loan or participating interest in a Guilder Swing Line Loan, the Agent receives any payment on account thereof, the Agent will pay to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded) which payment shall be subject to repayment by such Bank if such payment received by the Agent is required to be returned. Each Bank's obligation to make the Guilder Revolving Loans or purchase such participating interests pursuant to this Section 2.01(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against the Guilder Swing Line Banks or either one of same, the Agent or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default or the termination of Guilder Revolving Commitments; (C) the occurrence of any Material Adverse Effect; (D) any breach of this Agreement by any of the Borrowers or any other Bank; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Guilder Swing Line Loan, once so participated by any Bank, shall cease to be a Guilder Swing Line Loan with respect to that amount for purposes of this Agreement, but shall continue to be a Guilder Revolving Loan and be evidenced by such Bank's Guilder Revolving Note.

                 (v) In the event that any Guilder Swing Line Bank incurs any tax, cost or expense of the type described in Sections 2.11 through 2.14, inclusive, by reason of repaying or participating a Guilder Swing Line Loan as described in this Section 2.01(e), the Parent shall reimburse the Guilder Swing Line Banks the full amount of such tax, cost or expense subject to the terms and conditions herein.

                 (vi) The Parent expressly agrees and acknowledges that, in respect of each Bank's funded participation interest in any Guilder Swing Line Loan, such Bank shall be deemed to be in privity of contract with the Parent and have the same rights and remedies against the Parent under the Loan Documents as if such funded participation interest in such Guilder Swing Line Loan were a Guilder Revolving Loan.

                 (f) All Existing Letters of Credit, whether or not issued by the Issuing Bank, shall be deemed to be Letters of Credit hereunder. Upon the expiration of any Existing Letter of Credit, same shall be reissued only by the Issuing Bank (or may be issued or reissued by another financial institution in accordance with Section 6.01(g)) in accordance with the provisions of this Agreement.

                 (g) Loans of more than one Type and, in the case of Revolving Loans, in more than one currency, may be outstanding at the same time, but the Borrowers shall not be entitled to request any Borrowing or to Convert Loans comprising any Borrowing into Loans of another Type, if after giving effect to such Borrowing or Conversion, as the case may be, any Bank would have outstanding at any one time more than (i) two (2) different Types of Tranche A Loans, (ii) two (2) different Types of Tranche B Loans, (iii) six (6) different Types of Dollar Revolving Loans, and (iv) two (2) different Types of Guilder Swing Line Loans or Guilder Revolving Loans.

                 Section 2.02 Borrowing Procedures; Conversions. (a) Each Borrowing shall be made upon the written, telecopied or facsimile transmitted request of the relevant Borrower, given to the Administrative Agent not later than 11:00 a.m. (New York time) on (i) the third Business Day prior to the proposed Borrowing Date in the case of a Eurocurrency Rate Borrowing denominated in Dollars or Pounds Sterling, (ii) the fourth Business Day prior to the proposed Borrowing Date in the case of a Eurocurrency Rate Borrowing denominated in Dutch Guilders, or (iii) the Business Day prior to the proposed Borrowing Date in the case of a Base Rate Borrowing. The Administrative Agent shall give each other member of the Bank Group prompt notice of such request by telecopier, telex or cable. Each request for a Borrowing (a "Borrowing Request") shall specify therein (A) the Borrowing Date for such Borrowing, (B) the requested Type of Loans comprising such Borrowing, (C) the aggregate amount of such Borrowing, (D) in the case of a Eurocurrency Rate Borrowing, the Interest Period for the Loans comprising such Borrowing and (E) in the case of a Revolving Loan, whether such Revolving Loan is to be a Dollar Revolving Loan or a Guilder Swing Line Loan. Each Borrowing Request shall be substantially in the form of Exhibit 2.02(a). Each Bank or Guilder Swing Line Bank, as the case may be shall, before 12:00 Noon (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the applicable Agent Account in same day funds, such Bank's Commitment Percentage of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will, not later than 3:00 p.m. (New York time) on the date of such Borrowing, make such funds available to the relevant Borrower at the applicable Borrower Account as is reasonably acceptable to the Administrative Agent and as such Borrower shall have specified in the related Borrowing Request. Each Borrowing Request shall be irrevocable and binding on the Borrower delivering the same.

                 (b) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's Commitment Percentage of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower requesting such Borrowing on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Commitment Percentage of such Borrowing available to the Administrative Agent, such Bank and the Borrower requesting such Borrowing severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement, and such Borrower shall be relieved of the obligation to repay such amount under this
Section 2.02(b). The failure of any Bank to make the Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Borrowing or any subsequent Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

                 (c) Each Borrower may, subject to the terms of this Agreement, upon written, telecopied or facsimile transmitted notice (a "Conversion Notice") to the Administrative Agent, given not later than the times specified below on any Business Day on which no Default or Event of Default has occurred and is continuing, Convert all Loans comprising one or more Borrowings from its credit facility hereunder into one or more Borrowings comprised of Loans from the same credit facility so long as, after giving effect to any such Conversion, each Borrowing resulting from such Conversion is comprised of Loans denominated in the same currency and, in the case of each Borrowing comprised of Eurocurrency Rate Loans, having not more than two (2) separate Interest Periods for each such Loan. The Administrative Agent shall promptly transmit the contents of such Conversion Notice to each other member of the Bank Group by telecopier, telex or cable. Notwithstanding any other term or provision hereof, after giving effect to any such Conversion, the size of all Borrowings outstanding hereunder, and the number of different Types of Loans outstanding hereunder, shall conform to the requirements of Section 2.01. In the event of any Conversion of Eurocurrency Rate Loans on any day other than the last day of the Interest Period applicable thereto, the Borrower requesting the same shall be obligated, if necessary, to reimburse the Banks in respect
thereof pursuant to Section 2.12.   Each Conversion Notice must be given not
later than 11:00 a.m. (New York time) on (i) the third Business Day prior to the proposed Conversion Date in the case of a Conversion of Dollar denominated Base Rate Loans into Dollar denominated Eurocurrency Rate Loans or of Dollar denominated Eurocurrency Rate Loans of one Interest Period into Dollar denominated Eurocurrency Rate Loans of another Interest Period, or (ii) the fourth Business Day prior to the date of the proposed Conversion in the case of a Conversion of Foreign Currency denominated Eurocurrency Rate Loans of one Interest Period into Foreign Currency denominated Eurocurrency Rate Loans of another Interest Period, or (iii) the Business Day immediately preceding the proposed Conversion Date in the case of a Conversion of Eurocurrency Rate Loans denominated in Dollars into Base Rate Loans. Each notice of a Conversion given by a Borrower shall specify (A) the Conversion Date for such Conversion, (B) the Loans to be Converted, (C) the Type of Loans to which such Loans are to be Converted, (D) the currency of the Loans to be Converted and (E) in the case of a Conversion into Eurocurrency Rate Loans, the Interest Period for such Converted Loans, and shall be in substantially the form of Exhibit 2.02(c). If a Borrower shall fail to give a timely Conversion Notice conforming to the requirements of this Agreement with respect to any Eurocurrency Rate Loans denominated in Dollars prior to the expiration of the Interest Period applicable thereto, such Eurocurrency Rate Loans shall, automatically on the last day of such Interest Period, be Converted into Base Rate Loans. If a Borrower shall fail to give a timely Conversion Notice conforming to the requirements of this Agreement with respect to any Eurocurrency Rate Loans denominated in a Foreign Currency prior to the expiration of the Interest Period applicable thereto, such Eurocurrency Rate Loans shall, automatically on the last day of such Interest Period, be converted into a Eurocurrency Rate Loan with an Interest Period of one month. Each Conversion Notice shall be irrevocable and binding on the Borrower requesting such Conversion.

                 Section 2.03  Issuing and Reimbursing the Letters of Credit.
(a) Each Letter of Credit shall, subject to the terms of this Agreement, be issued upon the written, facsimile transmitted request (an original of which shall be immediately forwarded by overnight courier to the Issuing Bank) or such other computerized issuance or application procedure, instituted from time to time by the Issuing Bank and agreed to by the US Borrower, of the US Borrower given to the Issuing Bank not later than 12:00 noon (New York time) on the third Business Day prior to the proposed date of issuance of such Letter of Credit. Each such request for a Letter of Credit (a "Letter of Credit Request") made by the US Borrower shall be substantially in the form of Exhibit
2.03 hereto and shall specify the Business Day on which such Letter of Credit is to be issued, the currency of such Letter of Credit, the beneficiary of such Letter of Credit, the amount of such Letter of Credit, the draw conditions applicable thereto and the Person on whose behalf the Letter of Credit is to be issued, and shall provide for an expiry date which is not later than thirty
(30) months from the issuance date and each Letter of Credit which is self-extending beyond its expiration date must be cancelable upon at least thirty (30) days notice given by the Issuing Bank to the beneficiary of such Letter of Credit. Such request shall also include any documents that the Issuing Bank has specified in writing to the US Borrower that it customarily requires in connection therewith to the extent such documents are applicable. No Letter of Credit may have an expiry date later than twelve (12) months after the

Termination Date, provided that for any Letter of Credit outstanding after the Termination Date, the US Borrower shall provide Cover in accordance with the terms of Section 2.06.

                 (b) Upon satisfaction of the applicable terms and conditions set forth in Article III, the Issuing Bank shall issue such Letter of Credit to the specified beneficiary not later than the close of business (New York time) on the date so specified. The Issuing Bank shall promptly provide to the Agent for distribution to, or directly to, each other member of the Bank Group a summary report of all Outstanding Letters of Credit issued by the Issuing Bank upon the issuance of each Letter of Credit, at the end of each calendar month or at such other times as reasonably requested by a member of the Bank Group, but any failure of the Issuing Bank to provide such Persons with a copy of such report or Letter of Credit shall not in any way affect the US Borrower's obligation to reimburse the Issuing Bank for any amount paid by the Issuing Bank under any Letter of Credit or the Banks' obligations to reimburse the Issuing Bank for such amount, to the extent provided herein, in the event the US Borrower fails to do so. Each such Letter of Credit shall (i) provide for the payment of drafts or other forms of demand to be presented for honor thereunder by the beneficiary in accordance with the terms thereof, at sight when accompanied by the documents described therein; and (ii) be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, (or any subsequent revisions thereof issued by the International Chamber of Commerce and adhered to by the Issuing Bank) (the "UCP"); and (iii) as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the governing law specified in this Agreement.

                 (c) Upon presentment to the Issuing Bank of any demand for honor under any Letter of Credit by the beneficiary thereof and the determination by the Issuing Bank that such demand is in order, the Issuing Bank shall give prompt notice (a "Reimbursement Notice") to the US Borrower of
(i) the Letter of Credit to which such Reimbursement Notice relates, (ii) the amounts and the currency to be paid on account of such demand (the "Reimbursement Amount") and (iii) the date on which such amounts are to be paid (the "Reimbursement Date"), but any failure to so notify the US Borrower shall not in any way affect the US Borrower's obligations to reimburse the Issuing Bank for any amount paid by the Issuing Bank under any Letter of Credit. In determining whether to pay under any Letter of Credit, the Issuing Bank shall not have any obligation relative to the US Borrower and the Banks other than the obligations imposed on issuing banks under the UCP and applicable law. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment), shall not create for the Issuing Bank any resulting liability to the US Borrower or the Banks, IT BEING UNDERSTOOD THAT ANY ACT OR OMISSION CONSTITUTING ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) SHALL NOT RESULT IN ANY RESULTING LIABILITY FOR THE ISSUING BANK.

                 (d) Upon receipt of any Reimbursement Notice, the US Borrower shall reimburse the Issuing Bank by forthwith paying to the Administrative Agent for the benefit of the Issuing Bank (who shall promptly notify the Issuing Bank of such payment) no later than 10:00 a.m. (New York time) on the Reimbursement Date specified in such Reimbursement Notice an amount equal to the Reimbursement Amount specified in such Reimbursement Notice, together with interest from such Reimbursement Date until such reimbursement is made by the US Borrower at a fluctuating rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Base Rate in effect during the time such reimbursement obligation remains unpaid plus the Applicable Margin for Base Rate Loans from such Reimbursement Date until the third day immediately following the delivery of such Reimbursement Notice by the Issuing Bank to the US Borrower and thereafter, the Default Rate. To the extent availability may then exist (including requirements as to minimum amounts), and upon compliance with the relevant terms and conditions of this Agreement, the US Borrower may repay any or all of the obligations described in this paragraph by requesting a Borrowing of Loans and applying the proceeds thereof accordingly, together with any amounts owed under Section 2.01(c)(iii)(y).

                 (e) If the US Borrower shall fail to reimburse the Issuing Bank for any payment by the Issuing Bank under a Letter of Credit by 12:00 noon. (New York time) on the Reimbursement Date specified in the Reimbursement Notice related thereto, the Administrative Agent shall give prompt notice thereof to each other member of the Bank Group. Upon receipt of such notice, each Bank shall, notwithstanding any other provision of this Agreement (including the occurrence and continuance of a Default or an Event of Default), make available to the Administrative Agent for the benefit of the Issuing Bank an amount equal to its Commitment Percentage of the Reimbursement Amount and in the same currency as specified in the related Reimbursement Notice no later than the close of business on such Reimbursement Date. If such Reimbursement Amount is not in fact made available to the Administrative Agent by such Bank on such Reimbursement Date, such Bank shall pay to the Administrative Agent for the account of the Issuing Bank, on demand made by the Issuing Bank, in addition to such Reimbursement Amount, interest on such amount for the number of days that elapse from such Reimbursement Date to the date on which the amount equal to such Bank's Commitment Percentage of such Reimbursement Amount becomes immediately available to the Issuing Bank at a rate per annum equal to the average daily Federal Funds Rate for such days.
Any amount received by the Administrative Agent or the Issuing Bank from the US Borrower in respect of a demand honored under a Letter of Credit after one or more of the Banks have made funds available for the payment of such demand pursuant to this paragraph shall be paid over by the Administrative Agent or the Issuing Bank, as the case may be, to such Banks, pro rata according to the amounts so made available by such Banks, promptly upon receipt by the Administrative Agent or the Issuing Bank of such amount. Nothing in this Agreement shall diminish the US Borrower's obligation under this Agreement to provide the funds for the payment of, or on demand to reimburse the Issuing Bank for payment of, any demand presented to, and duly honored by, the Issuing Bank under any Letter of Credit.

                 (f) In order to induce the issuance of Letters of Credit by the Issuing Bank and the purchase of participations therein by the Banks, the US Borrower irrevocably agrees (i) that the obligation of the US Borrower to reimburse the Issuing Bank for amounts paid by the Issuing Bank under any Letter of Credit, including accrued interest thereon, as set forth herein is absolute and unconditional, (ii) that no member of the Bank Group shall be responsible or liable for, and the US

Borrower's unconditional obligation to reimburse the Issuing Bank through the Administrative Agent for amounts paid by the Issuing Bank on account of demands duly honored under the Letters of Credit shall not be affected by, any circumstance, act or omission whatsoever relating to any Letter of Credit, whether or not known to any member of the Bank Group, unless such circumstance, act or omission results in the wrongful payment of any Letter of Credit and such circumstance, act or omission constitutes the gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment) on the part of such member of the Bank Group, (iii) that any action taken or omitted to be taken by any member of the Bank Group under or in connection with any Letter of Credit or any related demand, document or property shall be binding on the US Borrower and shall not put any member of the Bank Group under any resulting liability to the US Borrower, unless such action or omission results in the wrongful payment of any Letter of Credit and such action or omission constitutes the gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment) on the part of such member of the Bank Group and (iv) to indemnify, defend and hold each member of the Bank Group harmless from and against any and all liabilities, damages, claims or reasonable expenses (including reasonable attorneys' fees and amounts paid in settlement) arising out of or based on any Letter of Credit, except to the extent the same is the result of the wrongful payment of any Letter of Credit and such wrongful payment constitutes gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment) on the part of the Person seeking indemnity hereunder, IT BEING THE EXPRESS INTENTION OF THE US BORROWER THAT EACH MEMBER OF THE BANK GROUP SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST AND SHALL NOT HAVE ANY LIABILITY OR OBLIGATION FOR ANY AND ALL LIABILITIES, CLAIMS, OR REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE, CONCURRENT, OR CONTRIBUTORY) OF SUCH MEMBER OF THE BANK GROUP. The US Borrower hereby waives presentment for payment and notice of dishonor, protest and notice of protest with respect to demands honored under the Letters of Credit.

                 (g) The provisions of this Agreement and the other Loan Documents concerning collateral, timing of payments, interest rates applicable to any reimbursement obligation relating to any Letter of Credit, any representations, warranties, covenants, events of default, remedies and governing law shall supersede in their entirety the provisions of any Letter of Credit application relating to such matters. In the event any other provision of any Letter of Credit application is inconsistent with, or in conflict of any provision of this Agreement or any Loan Documents, the provisions of this Agreement or the Loan Documents shall govern.

                 Section 2.04 The Notes. (a) The Tranche A Loans made by each Bank shall be evidenced by a Tranche A Note issued to such Bank by the Parent,
(i) dated the date of this Agreement (or such other date as may be specified in Section 10.02), (ii) payable to the order of such Bank and (iii) otherwise duly completed.

                 (b) The Tranche B Loans made by each Bank making a Tranche B Loan shall be evidenced by a Tranche B Note issued to such Bank by the UK Borrower, (i) dated the date of this Agreement (or such other date as may be specified in Section 10.02), (ii) payable to the order of such Bank and
(iii) otherwise duly completed.

                 (c) The Dollar Revolving Loans made by each Bank shall be evidenced by a Dollar Revolving Note issued to such Bank by the US Borrower,
(i) dated the date of this Agreement (or such other date as may be specified in Section 10.02), (ii) payable to the order of such Bank and (iii) otherwise duly completed.

                 (d) The Guilder Revolving Loans made by each Bank shall be evidenced by a Guilder Revolving Note issued to such Bank by the Parent, (i) dated the date of this Agreement (or such other date as may be specified in Section 10.02), (ii) payable to the order of such Bank and (iii) otherwise duly completed.

                 (e) The Guilder Swing Line Loans made by each of the Guilder Swing Line Banks shall be evidenced by a Guilder Swing Line Note issued to such Guilder Swing Line Bank by the Parent, (i) dated the date of this Agreement (or such other date as may be specified in Section 10.02), (ii) payable to the order of such Guilder Swing Line Bank and (iii) otherwise duly completed.

                 Section 2.05 Reduction of the Commitments. (a) The US Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent to terminate in whole or reduce ratably in part the unused portion of the Total Dollar Revolving Commitment; provided, that each partial reduction in the Total Dollar Revolving Commitment shall be in the aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof. Any such reduction or termination shall be irrevocable.

                 (b) The Parent shall have the right, upon at least three Business Days' notice to the Administrative Agent to terminate in whole or reduce ratably in part the unused portion of the Total Guilder Revolving Commitment; provided, that each partial reduction in the Total Guilder Revolving Commitment shall be in the aggregate amount of $1,000,000 or an integral multiple thereof. Any such reduction or termination shall be irrevocable. Any such reduction of the Total Guilder Revolving Commitment shall constitute an equal reduction in the Guilder Swing Line Commitment.

                 (c) Immediately following the funding of the Tranche A Loans, the Tranche A Commitment of each Bank shall terminate and no further Tranche A Loans shall be funded.

                 (d) Immediately following the funding of the Tranche B Loans, the Tranche B Commitment of each Bank shall terminate and no further Tranche B Loans shall be funded.

                 Section 2.06 Mandatory Repayment of Loans. (a) On each Scheduled Payment Date, (i) the Parent shall repay the Tranche A Loans in an amount equal to the Repayment 14

Percentage for such Scheduled Payment Date of the aggregate amount of Tranche A Loans funded pursuant to Section 2.01(a), rounded upward to the nearest $50,000, and (ii) the UK Borrower shall repay the Tranche B Loans in an amount equal to the Repayment Percentage for such Scheduled Payment Date of the aggregate amount of Tranche B Loans funded pursuant to Section 2.01(b), rounded upward to the nearest $50,000. Any prepayments of Tranche A Loans or Tranche B Loans shall be applied against the remaining scheduled installments required under this Section 2.06(a) on a pro rata basis. As used herein, "Repayment Percentage" means, for any Scheduled Payment Date, the percentage specified below for such Scheduled Payment Date:

              Scheduled Payment Date               Repayment Percentage
              ----------------------               --------------------
              March 31, 1999                                5%
              June 30, 1999                                 5%
              September 30, 1999                            5%
              December 31, 1999                             5%
              March 31, 2000                               7.5%
              June 30, 2000                                7.5%
              September 30, 2000                           7.5%
              December 31, 2000                            7.5%
              March 31, 2001                               7.5%
              June 30, 2001                                7.5%
              September 30, 2001                           7.5%
              December 31, 2001                            7.5%
              March 31, 2002                                10%
              June 30, 2002                                 10%

                 (b) (i) The US Borrower or the Parent, as applicable, shall from time to time repay (or, in the case of Outstanding Letters of Credit (other than those outstanding pursuant to Section 6.01(g)), provide Cover for) any Dollar Revolving Credit Outstanding (other than Letters of Credit issued under Section 6.01(g)) or any amount outstanding under a Guilder Revolving Loan or a Guilder Swing Line Loan in such amounts as shall be necessary so that at all times the Dollar Revolving Credit Outstanding (not including Letters of Credit issued under Section 6.01(g)) shall not be in excess of the Total Dollar Revolving Commitment, the amounts outstanding under the Guilder Revolving Loans shall not exceed the Total Guilder Revolving Commitment and the amount outstanding under the Guilder Swing Line Loans shall not exceed the Guilder Swing Line Commitment.

                 (ii) If a Default has occurred and is continuing, then the US Borrower shall immediately, following a request therefor, provide Cover for any Outstanding Letter of Credit (other than Letters of Credit issued under Section 6.01(g)) necessary so that at all times the Outstanding Letters of Credit (other than those outstanding under Section 6.01(g)) shall not be in excess of the Letter of Credit Sublimit. Any repayment or Cover required by this Section 2.06(b) shall be due and payable on the date such repayment or Cover obligation accrues pursuant to the preceding subparagraphs.

                 (c) (i) Any Net Sales Proceeds or Casualty Proceeds received by or on behalf of any Borrower shall be utilized: (A) to make an investment in other assets to be used in said Borrower's business with the proceeds thereof or to rebuild or replace the asset sold, destroyed, damaged or taken, with such rebuilding or replacement to commence within 180 days of the loss or sale and be pursued diligently thereafter, or (B) if no such rebuilding or replacement is to occur, and the amount of such proceeds is in excess of $250,000, all of said proceeds (not merely the excess over $250,000) shall be used to reduce all remaining scheduled payments of the Loans of the Borrower owning such asset on a pro rata basis. If said Borrower is the Parent, the Loan reduced shall be the Tranche A Loan;


                 (ii) any Net Sales Proceeds, Debt Proceeds or Casualty Proceeds received by or on behalf of any non-Borrower Credit Party may be utilized in the same manner described in subparagraph (c)(i) above, or, if not so utilized shall be applied on a pro rata basis, first, to reduce payments due on the Tranche A Loan, second, to reduce payments due on the Tranche B Loan, in each case, pro-rata on the remaining installments due, and third, to reduce amounts outstanding on any of the Revolving Credit Loans as the Parent may elect subject to the provisions of Section 9.01(b); and


                 (iii) any Debt Proceeds shall be utilized to reduce payments due on the Loans of the Borrower receiving same pro-rata on the remaining installments due, and, if said Borrower is the Parent, the Loan reduced shall be the Tranche A Loan.

                 (d) In the event that the US Borrower shall be required pursuant to this Section 2.06 to repay or provide Cover for Dollar Revolving Credit Outstanding, the US Borrower shall make such repayment and provide such Cover in the following order: (i) first, to pay the amount of all unreimbursed drawings under any Letters of Credit, (ii) second, to repay the principal of any of its Base Rate Loans, (iii) third, to repay the principal of any of its Eurocurrency Rate Loans, (iv) fourth, to provide Cover for the undrawn portion of any Letters of Credit. Any cash delivered as Cover pursuant to this Section 2.06(d) shall be placed in an interest bearing account, for the benefit of the US Borrower, selected by the Administrative Agent; and so long as no Default has occurred and is continuing, any accrued interest or dividends paid on all Cover shall be distributed monthly to the US Borrower, provided, such distribution shall be suspended during a period in which a Default has occurred and is continuing.

                 (e) All outstanding Loans shall be fully due and payable on the Termination Date.

                 (f) Each repayment of Loans required by this Section 2.06 shall be accompanied by payment of accrued interest to the date of such payment on the principal amount paid. In the event of any payment of a Eurocurrency Rate Loan, the Borrower making such payment shall be obligated to reimburse the Banks for funding losses, if any, pursuant to Section 2.12.

                 (g) Any Borrowing under a Loan shall be repaid in the same currency in which said Borrowing was advanced.

                 Section 2.07 Interest Accrual, Payments. (a) Accrual and Payment. Subject to the provisions of Section 10.13, each Borrower shall pay interest on the unpaid principal amount of each Loan made by each Bank to such Borrower from the Borrowing Date of such Loan until such principal amount shall be paid in full, on the dates and at the rates per annum specified as follows:

                 (i) Base Rate Loans. If such Loan is a Base Rate Loan, a rate per annum equal at all times to the lesser of (A) the Highest Lawful Rate and (B) the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time for Base Rate Loans, and unpaid accrued interest on such Loans shall be due and payable on each Payment Date and on the date such Base Rate Loan shall be paid in full or Converted.

                 (ii) Eurocurrency Rate Loans. If such Loan is a Eurocurrency Rate Loan, a rate per annum equal at all times during the Interest Period for such Loan to the lesser of (A) the Highest Lawful Rate and (B) the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Margin in effect as of the first day of such Interest Period for Eurocurrency Rate Loans, and unpaid accrued interest on such Loans shall be due and payable the last day of such Interest Period and, in the case of an Interest Period longer than three months, on the date occurring every three months after the first day of such Interest Period, and on the date such Eurocurrency Rate Loan shall be paid in full or Converted; provided that with respect to all Eurocurrency Rate Loans which are Guilder Swing Line Loans the rate per annum as set forth in this Section 2.07(a)(ii) less the percentage per annum Commitment Fee in effect pursuant to Section 2.10.

Any amount of principal or, to the extent permitted by applicable law, interest which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, at a rate per annum equal at all times to the lesser of (A) the Highest Lawful Rate and (B) the Base Rate in effect from time to time during the applicable period plus the Applicable Margin in effect from time to time during such period plus two percent (2%) (the "Default Rate"), payable on demand.

                 (b)       Determination of Interest Rates.   (i) The
Administrative Agent shall give prompt notice to each Borrower and each other member of the Bank Group of the applicable interest rate determined by the Administrative Agent hereunder for each Borrowing. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 (ii) If the Majority Banks shall, at least one Business Day before the date of any requested Eurocurrency Rate Borrowing, notify the Administrative Agent that the Eurocurrency Rate applicable to such Borrowing will not adequately reflect the cost to such Banks of making, funding or maintaining their respective Eurocurrency Rate Loans for such Borrowing in the currency requested, the right of the Borrowers to select Eurocurrency Rate Loans for such Borrowing in such currency or any subsequent Borrowing in such currency shall be suspended until the Administrative Agent shall notify the Borrowers and each other member of the Bank Group that the circumstances causing such suspension no longer exist, and each Loan denominated in Dollars comprising such Borrowing shall be made as, or Converted into, as applicable, a Base Rate Loan and each Loan denominated in a Foreign Currency shall be exchanged for the Equivalent thereof in Dollars and converted into Base Rate Loans.


                 (c) As used herein, "Applicable Margin" means, and "Commitment Fee," means, for any day, (subject to Section 2.10), at such time as the Margin Ratio is in one of the following ranges, the percentage per annum set forth opposite such Margin Ratio:

                                                                                 Commitment Fee
                                              Eurocurrency       Base Rate       Subsequent to
               Margin Ratio                      Margin           Margin       December 31, 1997
               ------------                   ------------       ---------     -----------------
 Less than 2.0 to 1.0                               .75%               0%              .25%
 Equal to or greater than 2.0 to 1.0
       but less than 2.5 to 1.0                    1.00%               0%              .25%
 Equal to or greater than 2.5 to 1.0
       but less than 3.0 to 1.0                    1.25%             .25%              .375%
 Equal to or greater than 3.0 to 1.0
       but less than 3.5 to 1.0                    1.50%             .50%              .375%
 Equal to or greater than 3.5 to 1.0               1.75%             .75%              .375%

                 (d) For purposes hereof, "Margin Ratio" means, as of any date, the ratio of (i) the Parent's total consolidated Indebtedness as of the calendar quarter ending on such date, to (ii) its consolidated EBITDA for the twelve month period ending on the last day of such calendar quarter.

                 The Margin Ratio set forth in the most recent Margin Ratio Certificate delivered to the Administrative Agent shall, for purposes of determining the Applicable Margin, be in effect from the second business day after the date such Margin Ratio Certificate is delivered (or is required to be delivered), until the second business day after the next such Margin Ratio Certificate is delivered (or is required to be delivered), with the following exceptions: (a) if the Administrative Agent in good faith determines that the calculations of the Margin Ratio reflected in any Margin Ratio Certificate are not accurate, the Administrative Agent may correct any error and calculate the appropriate Margin Ratio (and promptly give the Borrowers notice thereof with supporting documentation and calculations), (b) if the Parent fails to deliver any Margin Ratio Certificate when due, the Margin Ratio shall be deemed to be greater than 3.5 to 1.0 until such Margin Ratio Certificate is delivered, and
(c) for the period commencing on the Execution Date and ending on the date the first Margin Ratio Certificate is due hereunder, the Margin Ratio shall be deemed to be 3.5 to 1.0.

                 Section 2.08 Optional Prepayments. (a) Each Borrower may, from time to time on any Business Day, upon notice to the Administrative Agent stating the proposed date and aggregate principal amount thereof, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Base Rate Loans made to such Borrower and comprising part of the same Borrowing in whole or ratably in part; provided, that any partial prepayment of such Base Rate Loans shall be in an aggregate principal amount of not less than $2,000,000. Each Borrower may from time to time upon at least three Business Days' notice to the Administrative Agent stating the proposed date and the aggregate principal amount thereof, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Eurocurrency Rate Loans made to such Borrower and comprising part of the same Borrowing in whole or ratably in part; provided, that any partial prepayment of such Eurocurrency Rate Loans shall be in an aggregate principal amount of not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof (or, in the case of Foreign Currency denominated Loans, the Equivalent thereof in Dollars as of the Date of Determination).

                 (b)      Each prepayment of Loans made pursuant to this
Section 2.08 shall be accompanied by a payment of accrued interest to the date of such prepayment on the principal amount prepaid. In the event of any prepayment of a Eurocurrency Rate Loan, the Borrower making such prepayment shall be obligated to reimburse the Banks for funding losses, if any, pursuant to Section 2.12.

                 Section 2.09 Payments, Notice of Certain Repayments and Computations. (a) Except with respect to principal of, interest on and other amounts arising from, or incurred in respect of, Loans or Letters of Credit denominated in a Foreign Currency, all payments of principal, interest, commitment fees and other amounts hereunder, under the Notes and the other Loan Documents shall be made in Dollars to the Administrative Agent at the applicable Agent Account in immediately available funds not later than 11:00 a.m. (New York time) on the date when due. Unless otherwise specified herein, all payments of principal, interest and other amounts hereunder, under the Notes and the other Loan Documents denominated in a Foreign Currency shall be made in the same Foreign Currency to the Administrative Agent (or the Issuing Bank with respect to Letters of Credit) at the applicable Agent Account in immediately available funds not later than 11:00 a.m. (at the time of the jurisdiction in which the applicable Agent's Account for such Foreign Currency is located) on the date when due. Upon receipt of such payments, the Administrative Agent will promptly cause to be distributed like funds and in like currencies relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.11, Section 2.12, Section 2.13 or Section 2.14) to the Banks, for the account of their respective Applicable Lending Offices, and like funds in like currencies relating to the payment of any other amount payable to any Bank, to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                 (b) Unless the Administrative Agent shall have received notice from the Borrower required to make any payment hereunder prior to the date on which any payment is due to the Banks under the Loan Documents that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent such Borrower shall not have made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent at the Federal Funds Rate.

                 (c) All payments by the Borrowers of the fees payable to the Administrative Agent or the Issuing Bank shall be made in Dollars directly to such Person at its address specified in Section 10.03 in immediately available funds not later than 11:00 a.m. (New York time) on the date when due.

                 (d) All computations of interest based on the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate shall be made on the basis of a year of 360 days (unless use of a 360 day year would cause the interest contracted for, charged or received hereunder to exceed the Highest Lawful Rate, in which case such computations shall be made on the basis of a year of 365 or 366 days, as the case may be), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable.

                 (e) Whenever any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

                 (f) If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it (other than pursuant to Section 2.11, Section 2.12, Section 2.13 or Section 2.14), or payments by the Issuing Bank made pursuant to Section 2.03, in excess of its ratable share of payments on account of the Loans or payments by the Issuing Bank made pursuant to
Section 2.03, obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Loans made by such other Banks, or the reimbursement obligations in respect of the payments by the Issuing Bank made pursuant to Section 2.03, as the case may be, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section 2.09(f) may exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation.

                 (g) To the extent that the Administrative Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Administrative Agent to distribute funds to the Banks in accordance with the terms of this
Section 2.09, the Administrative Agent shall be entitled to convert or exchange such funds into Dollars or into a Foreign Currency or from Dollars to a Foreign Currency, as the case may be, to the extent necessary to enable the Administrative Agent to distribute such funds in accordance with the terms of this Section 2.09; provided that if such conversion results in the receipt by the Administrative Agent (acting reasonably and in good faith in making such conversion) of an insufficient amount of the currency required to be distributed, the applicable Borrower shall pay promptly such additional amount as may be necessary to compensate and indemnify the Administrative Agent for such shortfall.

                 Section 2.10 Fees. (a) Subject to the provisions of Section 10.13, the US Borrower and the Parent each agree to pay to each Bank, on their respective pro rata share of the Available Revolving Commitment, a commitment fee equal to (i) 0.375% per annum of the Available Revolving Commitment of such Bank in effect from time to time for the period from the Execution Date until December 31, 1997 and, (ii) thereafter to, but excluding, the Termination Date (or if earlier, the termination in full of such Bank's Dollar Revolving Commitment and Guilder Revolving Commitment) at the rate set forth in the Margin Ratio grid in Section 2.07(c). Accrued commitment fees shall be due and payable in arrears on each Payment Date in each year, on the date of any reduction or termination of the Dollar Revolving Commitment and Guilder Revolving Commitment of such Bank and on the Termination Date (or if earlier, the termination in full of such Bank's Dollar Revolving Commitment and Guilder Revolving Commitment); and shall be computed for the period commencing with the day to which such fee was last paid (or, in the case of the first commitment fee payment date, for the period commencing with and including the Execution
Date) to the date such fee is due and payable. All commitment fees shall be paid in immediately available funds, and shall be based on a 360-day year and actual days elapsed.


                 (b) (i) The US Borrower agrees to pay the Administrative Agent, for the account of the Banks, a fee in respect of each Letter of Credit issued for the account of the US Borrower (the "L/C Fees") for the period from the date of issuance of such Letter of Credit to and including the expiry of such Letter of Credit computed at a rate per annum equal to the greater of: (i) $500 or (ii) the Applicable Margin for Eurocurrency Loans multiplied by the face amount of such Letter of Credit. For any Letter of Credit issued with a face amount denominated in a currency other than Dollars, the L/C Fees will be converted into the Equivalent thereof in Dollars as of the issuance date of such Letter of Credit, and thereafter as of the first day of each calendar quarter. All L/C Fees shall be paid in immediately available funds and shall based on a 360 day year and actual days elapsed. Accrued L/C Fees for each Letter of Credit shall be due and payable in arrears on each Payment Date (or if earlier, the termination in full of the Dollar Revolving Commitments); provided, if the L/C Fee is the $500 minimum, such $500 shall be paid in full on the first Payment Date after the issuance of such Letter of Credit. No additional fees shall be payable hereunder from any of the Borrowers or to any of the Banks in respect of Existing Letters of Credit, if the minimum fee in effect at the time of issuance of such Existing Letters of Credit has previously been paid.

                 (ii) In addition to the L/C Fees, the US Borrower agrees to pay the Issuing Bank, solely for the Issuing Bank's account, a per annum fee in respect of each Letter of Credit issued by the Issuing Bank for the account of the US Borrower (the "Facing Fees"), equal to the greater of: (i) $500 or
(ii) 1/8% of the face amount of such Letter of Credit. For any Letter of Credit issued with a face amount denominated in a currency other than Dollars, the Facing Fees will be converted into the Equivalent thereof in Dollars as of the issuance date of such Letter of Credit, and thereafter as of the first day of each calendar quarter. All Facing Fees shall be paid in immediately available funds. Accrued Facing Fees for each Letter of Credit shall be due and payable in arrears on each Payment Date (or if earlier, the termination in full of the Dollar Revolving Commitments); provided, if the Facing Fee is the $500 minimum, such $500 shall be paid in full on the first Payment Date after the issuance of such Letter of Credit. In addition to the Facing Fees, the US Borrower shall pay the Issuing Bank, solely for the Issuing Bank's account, its customary service charges relating to the amendment to, and transfer of any Letters of Credit. Such amounts to be due and payable when such services are rendered by the Issuing Bank. No Facing Fees shall be due and payable in connection with the Existing Letters of Credit.

                 (iii) The Administrative Agent shall distribute all L/C Fees collected during the quarterly period then ended to the Banks ratably according to their respective Commitment Percentages.

                 (c) Subject to the provisions of Section 10.13, the Borrowers shall pay the Administrative Agent, solely for the Administrative Agent's account, or to the Syndication Agent for the Syndication Agent's account, as applicable, such other fees as agreed to in writing among the Borrowers, the Administrative Agent and the Syndication Agent, when and as due.

                 Section 2.11 Setoff, Counterclaims and Taxes. (a) All payments of principal, interest, expenses, reimbursements, compensation, commitment fees, letter of credit fees, facing fees, arrangement fees or administration fees and any other amount from time to time due under the Notes, this Agreement or any other Loan Document shall be made by the relevant Borrowers without setoff or counterclaim and shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each member of the Bank Group, taxes imposed on its income or gross receipts, and franchise taxes imposed on it, by the jurisdiction under the laws of which such member of the Bank Group is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loan Document to any member of the Bank Group, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such member of the Bank Group receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "Other Taxes").

                 (c) Each Borrower will indemnify each member of the Bank Group for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid, by such member of the Bank Group (whether paid on its own behalf or on behalf of any other member of the Bank Group) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 10 days from the date such member of the Bank Group makes written demand therefor; provided that no Borrower shall be obligated to indemnify any member of the Bank Group for any Taxes incurred as the result of a material inaccuracy of the representations and warranties made by it under Section 2.11(f) (unless such inaccuracy is the result of a change in an applicable Requirement of Law) or the failure by such Person to comply with its obligations in Section 2.11(f).

                 (d) Within 30 days after the date of any payment of Taxes, the relevant Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.03, the original or a certified copy of a receipt evidencing payment thereof.

                 (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.11 shall survive the payment in full of the Credit Outstanding and all other amounts owing under the other Loan Documents. The provisions of this Section 2.11 are in all respects subject to
Section 10.13 hereof.

                 (f) Each Bank shall (i) promptly after the Effective Date or promptly after the date of the Assignment and Acceptance, pursuant to which it became a Bank in the case of each other Bank and (ii) from time to time thereafter upon the obsolescence or expiration of any previously delivered form or certificate (but only so long as such Bank remains lawfully able to do so), provide the Borrowers and the Administrative Agent with any form or certificate that is required by any taxing authority, including, if applicable, two original Internal Revenue Service forms 1001 or 4224, as appropriate (or any successor form or other form prescribed by the Internal Revenue Service), an original Internal Revenue Service form W-9 (or any successor form), or such other forms as shall be appropriate to establish, subject to the last sentence of this Section 2.11(f), that such Bank is (y) exempt from Home Jurisdiction Withholding Taxes on payments pursuant to this Agreement, the Notes or any other Loan Document (or, in the case of a Bank that becomes a party to this Agreement pursuant to Section 10.02(a) and (z) exempt from or entitled to a reduced rate of

Home Jurisdiction Withholding Taxes on payments pursuant to this Agreement, the Notes or any other Loan Document that is no greater than the rate to which the assigning Bank was entitled). Each member of the Bank Group represents and warrants that such information is true and complete in all material respects as of the date it is delivered. Each Bank shall promptly notify the Borrowers and the Administrative Agent if, because of any change in the jurisdiction of organization or an Applicable Lending Office of such Bank, (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any form or certificate has otherwise become ineffective or inaccurate or (B) payments to it are or will be subject to withholding of any Home Jurisdiction Withholding Tax to a greater or lesser extent than the extent to which payments to it pursuant to this Agreement, the Notes or any other Loan Document were previously subject. If any form or document referred to in this Section 2.11(f) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Bank reasonably considers to be confidential, the Bank shall give notice thereof to the Borrowers and the Administrative Agent and shall not be obligated to include in such form or document such confidential information; provided, however, such form or document will state that such confidential information may be requested directly from the Bank.

                 (g) If a Bank shall receive a refund of any Taxes paid by a Borrower pursuant to this Section 2.11 by reason of the fact that such Taxes were not correctly or legally asserted, the Bank shall within 90 days after receipt of such refund pay to such Borrower the amount of such refund along with any interest actually received by such Bank thereon, if any; provided, however, that such payments shall be required only to the extent any Bank can determine, in its good faith judgment, that such refunds are attributable to payments made by or on behalf of such Borrower; and provided, further, that no Bank shall have any obligation under this Agreement to claim or otherwise seek to obtain any such refund, but agrees to use reasonable efforts to assist a Borrower in doing so.

                 Section 2.12 Funding Losses. Each of the Borrowers hereby indemnifies each Bank against any loss or reasonable expense (including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or reemploying deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurocurrency Rate Loan) which such Bank may sustain or incur as a consequence of (a) any failure by any of the Borrowers to fulfill on the date of any Borrowing the applicable conditions set forth in Article III, (b) any failure by any of the Borrowers to borrow hereunder, to Convert Loans hereunder after a Borrowing Request or Conversion Notice, respectively, has been given by such Borrower,
(c) any payment, prepayment or Conversion of a Eurocurrency Rate Loan required or permitted by any other provisions of this Agreement, including, without limitation, payments made due to the acceleration of the maturity of the Notes pursuant to Section 7.01, or otherwise made on a date other than the last day of the applicable Interest Period, (d) any default in the payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise) or (e) the occurrence of an Event of Default. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid or Converted or not borrowed or Converted (based on the Eurocurrency Rate applicable thereto) for the period from the date of such payment, prepayment or Conversion or failure to borrow or Convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or Convert, the Interest Period for the Loan which would have commenced on the date of such failure to borrow or Convert) over (ii) the amount of interest (as estimated by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or Converted or not borrowed or Converted for such period or Interest Period, as the case may be. Each Borrower shall pay to the Administrative Agent for the account of each Bank the amount shown as due on any certificate received by it under Section 2.15 within ten (10) days after its receipt of the same. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate. Without prejudice to the survival of any other obligations of the Borrowers hereunder, but subject to the last sentence of Section 2.15, the obligations of the Borrowers under this Section 2.12 shall survive the termination of this Agreement and/or the payment or assignment of any of the Notes.

                 Section 2.13 Change of Law. (a) If at any time after the Effective Date any Bank determines in good faith (which determination shall be presumed correct) that any change in any applicable Requirement of Law, or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or its Eurocurrency Lending Office to fund or maintain any Eurocurrency Rate Loan in a particular currency (any of the foregoing determinations being a "Eurocurrency Event"), then, such Bank, at its option, may: (i) declare that Eurocurrency Rate Loans in such currency will no longer be made or maintained by such Bank, whereupon the right of the Borrowers to select Eurocurrency Rate Loans in such currency for any Borrowing shall be suspended until such Bank shall notify the Administrative Agent that the circumstances causing such Eurocurrency Event no longer exist; (ii) with respect to any Eurocurrency Rate Loans in such currency of such Bank then outstanding, require that (A) if such Eurocurrency Rate Loans are denominated in Dollars, such affected Loans shall be Converted to Base Rate Loans and (B) if such Eurocurrency Loans are denominated in a Foreign Currency, such affected Loans shall be exchanged for the Equivalent thereof in Dollars and converted to Base Rate Loans, in which event all such Eurocurrency Rate Loans shall automatically be Converted into Base Rate Loans on the effective date of such notice and all payments or prepayments of principal that would have otherwise been applied to repay such Converted Eurocurrency Rate Loans shall instead be applied to repay the Base Rate Loans resulting from such Conversion; and/or
(iii) with respect to any Eurocurrency Rate Loans in such currency requested of such Bank but not yet made as or Converted into such, require that such Eurocurrency Rate Loans in such currency be made as or Converted into, as applicable, Base Rate Loans.

                 (b) Upon the occurrence of any Eurocurrency Event, and at any time thereafter so long as such Eurocurrency Event shall continue, such Bank may exercise its aforesaid option by giving written notice thereof to the Administrative Agent and the Borrowers, such notice to be effective upon receipt thereof by the Borrowers. Any Conversion of any Eurocurrency Rate Loan which is required under this Section 2.13 shall be made, together with accrued and unpaid interest and all other amounts payable to such Bank under this Agreement with respect to such Converted

Loan (including, without limitation, amounts payable pursuant to Section 2.12 hereof), on the date stated in the notice to the Borrowers referred to above.

                 Section 2.14 Increased Costs. (a) If, due to either (i) any Requirement of Law or (ii) the compliance with any guideline by any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans, then the Borrowers shall from time to time, subject to the provisions of Section 2.15 and Section 10.13, pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost within 10 days after the receipt by any of the Borrowers of a certificate received under
Section 2.15 showing the amount due.

                 (b) If any Bank shall have determined in good faith that any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or any Applicable Lending Office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority or comparable agency, increases the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank from the level required as of the Effective Date, then the Borrowers shall from time to time, subject to the provisions of Section 2.15 and Section 10.13, pay to such Bank additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Commitment hereunder.

                 (c) If any law, executive order or regulation is adopted or interpreted by any central bank or other Governmental Authority so as to affect any of the Borrowers' obligations or the compensation to any Bank or the Issuing Bank in respect of the Letters of Credit or the cost to such Bank or the Issuing Bank of establishing and/or maintaining the Letters of Credit (or any participation therein), then the affected Borrower shall from time to time, subject to the provisions of Section 2.15 and Section 10.13, reimburse or indemnify such Bank or the Issuing Bank, as the case may be, with respect thereto so that such Bank or the Issuing Bank, as the case may be, shall be in the same position as if there had been no such adoption or interpretation. The protection of this Section 2.14 shall be available to the Issuing Bank and the Banks regardless of any possible contention of invalidity or inapplicability of law, regulation or condition which shall have been imposed.

                 Section 2.15 Claims Certificate. (a) Each Bank or the Issuing Bank, as the case may be, will notify the Borrowers of any event occurring after the date of this Agreement which will entitle such Bank or the Issuing Bank, as the case may be, to compensation or indemnification pursuant to Section 2.11 through Section 2.14 as promptly as practicable after such Bank obtains actual knowledge of the occurrence of such event, and, in any event, within 180 days thereof. A certificate of such Bank or the Issuing Bank, as the case may be, setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Bank (or participating banks or other entities pursuant to Section 10.02) or the Issuing Bank, as the case may be, as specified above and (ii) the calculation of such amount or amounts shall be delivered to the Borrowers (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrowers shall pay to such Bank or to the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after its receipt of the same. Subject to the last sentence of this Section 2.15, the failure of any Bank or the Issuing Bank to demand any such compensation or indemnification shall not constitute a waiver of the right of such Bank, any other Bank or the Issuing Bank, to demand any such compensation or indemnification as such rights are set forth herein.

                 (b) In the event any Bank gives a notice to a Borrower pursuant to Section 2.07(b), Sections 2.11 through 2.14 that it cannot fund certain Loans or that such funding will be at an increased cost or a higher interest rate, or is unable to deliver the forms as required by Section 2.11, the affected Borrower may give notice in response, with copies to the Administrative Agent, that it wishes to seek one or more banks to replace such Bank in accordance with the provisions set forth in Section 10.02. Each Bank giving such a notice agrees that, at the request of such Borrower, it will assign all of its interests hereunder and under the Notes and the Commitment to a designated, Eligible Assignee for the full amount then owing to it, all in accordance with Section 10.02. Thereafter, said assignee shall have all of the rights hereunder and obligations of the assigning Bank (except as otherwise expressly set forth herein) and such Bank shall have no further obligations to any Borrower hereunder. Unless otherwise agreed by the Majority Banks, any such assignment of one Borrower's Loans shall only be made if all other Borrowers' Loans to such Bank are likewise assigned.

                 (c) Any notice given pursuant to this Section 2.15 shall be deemed to contain a representation by the Bank issuing such notice that: (i) such Bank has used reasonable efforts to minimize said costs or charges but cannot, in its sole judgment, do so at reasonable expense, and (ii) the increased costs and charges are common to substantially all of the comparable loan customers of such Bank and are not unique to the Borrowers.


                                  ARTICLE III
                             CONDITIONS  OF  CREDIT

                 Section 3.01 Conditions Precedent to Effectiveness, the Initial Borrowing or Letter of Credit. The obligation of each Bank to make its initial Loan on the occasion of the initial Borrowing hereunder or the obligation of the Issuing Bank to issue the initial Letter of Credit hereunder, as the case may be, is subject to the conditions precedent that the Administrative Agent shall have received on or before the date of such initial Borrowing or initial Letter of Credit issuance, all of the following, each in form and substance reasonably satisfactory to the Bank Group and in such number of counterparts as may be reasonably requested by the Administrative Agent:

                 (a) The following Loan Documents duly executed by the Persons indicated below:

                 (i) this Agreement executed by each Borrower and each member of the Bank Group,

                 (ii)     the Notes executed by the relevant Borrower,

                 (iii) the Pledge Agreements executed by each Person owning stock to be pledged thereunder accompanied by appropriate stock certificates and stock powers in the care of certificated securities, and

                 (iv) the Guaranty Agreements executed by each Guarantor in the form of Article IX.

                 (b) Evidence that the Liens created by the Pledge Agreements have been duly perfected and constitute valid first priority Liens, which shall include, without limiting the generality of the foregoing: (i) the delivery to the Administrative Agent of such financing statements under the Uniform Commercial Code for filing in such jurisdictions as the Administrative Agent may require; and (ii) delivery of certificates representing the "Pledged Shares" described in the Pledge Agreements and related stock powers executed in blank to the extent such shares are evidenced by certificates and (iii) the opinion and related back-up material described in Section 3.01(j).

                 (c) A certificate of the secretary or an assistant secretary of each Borrower certifying, inter alia, (i) to the extent required under the jurisdiction of its formation, true and correct copies of resolutions adopted by the Board of Directors or other appropriate body of each Borrower
(A) authorizing the execution, delivery and performance by such Borrower of the Loan Documents to which it is or will be a party and the consummation of the transactions contemplated thereby, and (B) authorizing officers of such Borrower to negotiate, execute and deliver the Loan Documents to which it is or will be a party and any related documents, including, without limitation, any agreement contemplated by this Agreement, (ii) true and correct copies of the articles of incorporation and bylaws (or other similar charter documents) of such Borrower and (iii) the incumbency and, if such officer is an individual, the specimen signatures of the officers of such Borrower executing any Loan Documents to which it is a party.

                 (d) A certificate of the secretary or an assistant secretary of each Guarantor certifying, inter alia, (i) to the extent required under the jurisdiction of its formation, true and correct copies of resolutions adopted by the Board of Directors or other appropriate body of such Person (A) authorizing the execution, delivery and performance by such Person of the Loan Documents to which it is or will be a party and the consummation of the transactions contemplated thereby, and (B) authorizing officers of such Person to execute and deliver the Loan Documents to which it is or will be a party and any related documents, including, without limitation, any agreement contemplated by this Agreement, (ii) true and correct copies of the articles of incorporation and bylaws (or other similar charter documents) of such Person and (iii) the incumbency and, if such officer is an individual, the specimen signatures of the officers of such Person executing any Loan Documents to which it is a party (provided, that such certificates in respect of a Guarantor being acquired as of the Effective Date may be delivered on the day following such acquisition).

                 (e) Extracts from the Dutch Commercial Register or other certificates of appropriate public officials as to the existence and good standing of each Borrower and each Guarantor in its jurisdiction of incorporation, and, in the case of the US Borrower, as to its authority to do business in all locations in which its operations makes such certificates necessary.

                 (f)      Intentionally omitted.

                 (g) A report from Johnson & Higgins of Texas, Inc. (or other insurance consultants acceptable to the Administrative Agent) addressing the scope of the insurance coverage of the Parent and its Subsidiaries, all in form and substance reasonably satisfactory to the Administrative Agent; and a certificate of the Parent certifying as to the insurance coverages maintained by each of Saybolt and Scott Pickford.

                 (h) Copies of the purchase agreements and all documentation related thereto (including disclosure schedules, if any) related to the acquisitions of Saybolt and Scott Pickford and (i) in the case of Scott Pickford, notice from the Share Transfer Agent/Registrar for Scott Pickford that the Parent has consummated the acquisition of not less than 95% of its issued and outstanding shares, and (ii) in the case of Saybolt, evidence that all conditions precedent thereto have been fulfilled other than the funding, all in form and substance satisfactory to the Administrative Agent.

                 (i) A certificate signed by a Responsible Officer of each of the Borrowers certifying as to the satisfaction of the conditions specified in Section 3.02.

                 (j) The favorable, signed opinions of John D. Denson, General Counsel of the Borrowers, Vinson & Elkins L.L.P., special New York counsel to the Borrowers and the Guarantors, Norton Rose, special English counsel to the UK Borrower and Guarantors in the United Kingdom, and Nauta Dutilh, Dutch counsel to the Parent and Guarantors in the Netherlands, each addressed to the Administrative Agent and the Bank Group, in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                 (k) A written confirmation from the Process Agent of its appointment and acceptance as process agent for each Borrower and each Guarantor.

                 (l) The payment to the Bank Group of the fees due to them as of such date under the Loan Documents.

                 (m) Subordination Agreements reasonably satisfactory to the Administrative Agent subordinating all inter-company indebtedness among the Credit Parties to the Obligations.

                 (n) Contribution and Indemnity Agreements among the Guarantors apportioning the rights and obligations of each Guarantor in the form of Exhibit 3.01(n).

                 (o) Evidence satisfactory to the Agents that the requirements of Section 4.19 have been met as of the Closing Date, which shall include a list of all subsidiaries of the parent showing each entity's percentage share of the Parent's consolidated gross revenues, EBITDA and Assets.

                 (p) Such other documents, certificates and opinions as the Administrative Agent may reasonably request relating to this Agreement and the other Loan Documents.

                 Section 3.02 Conditions Precedent to All Letters of Credit and Loans. The obligation of the Issuing Bank to issue any Letter of Credit, and of each Bank to make any Loan, shall be subject to the further conditions precedent that (a) on the Borrowing Date of such Loan or the issuance date of such Letter of Credit, as the case may be, the following statements shall be true, and by virtue of delivery of a Borrowing Request or a Letter of Credit Request, as applicable, by any Borrower, each Borrower shall be deemed to have certified to the Bank Group as of such date that (i) the representations and warranties contained in Article IV are true and correct on and as of such date, before and after giving effect to such Loan or Letter of Credit, as the case may be, and as though made on and as of such date, unless they relate expressly to a prior date, (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loan or Letter of Credit, as the case may be, and (iii) no event has occurred that could reasonably be expected to have a Material Adverse Effect on any Borrower and (b) the Administrative Agent shall not have received any notice under Section 5.01(e), Section 5.01(f), Section 5.01(g), or Section 5.01(h); provided, however, that the provisions of this
Section 3.02 shall not affect the obligation of each Bank to make a Refunded Guilder Swing Line Loan in accordance with Section 2.01(e).


                                   ARTICLE IV
                        REPRESENTATIONS  AND  WARRANTIES

                 In order to induce the Bank Group to enter into this Agreement, each Borrower hereby represents and warrants to the Bank Group as follows:

                 Section 4.01  Corporate Existence.   Each of the Borrowers and
its Subsidiaries is a corporation (or other Person) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and is duly qualified or licensed to transact business as a foreign corporation (or other Person) and is in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect. Schedule 4.01 is a complete list of all of the direct or indirect Subsidiaries of the Parent as of the Effective Date (subsequent to the Saybolt acquisition) indicating the name of its parent.
Schedule 4.01 will be supplemented within fifteen (15) days from the Execution Date by adding thereto, for each Subsidiary, (i) the jurisdiction in which it was incorporated, and (ii) the location of its chief executive office or the office at which it has the majority of its staff, equipment or inventory.

                 Section 4.02 Corporate Authority; Binding Obligations. Each Credit Party has all requisite corporate power and authority to conduct its business, to own, operate and encumber its Property, and to execute, deliver and perform all of its obligations under the Loan Documents executed by, or to be executed by, such Person. The execution, delivery and performance of each of the Loan Documents to which any Credit Party is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action (or comparable action, in the case of a Credit Party that is not a corporation). Each of the Loan Documents to which any Credit Party is a party has been duly executed and delivered by such Person, is in full force and effect and constitutes the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions affecting the enforcement of creditor's rights generally and general principles of equity, and (b) that (i) the rights and remedies afforded the Bank Group under the Security Documents relating to the Collateral and (ii) the rights and duties of the issuer of any of the Collateral, in the case of either clauses
(i) and (ii) with respect to (A) registration of transfer, (B) the effectiveness of registration of transfer, (C) duties of the issuer to adverse claimants and (D) assertion of adverse claims, may be limited by the laws of the jurisdiction in which the issuer of such Collateral was organized.

                 Section 4.03 No Conflict. The execution, delivery and performance by each Credit Party of each Loan Document to which such Person is a party and the consummation of each of the transactions contemplated thereby do not and shall not, by the lapse of time, the giving of notice or otherwise:
(a) constitute a violation of any Requirement of Law or a breach of any provision contained in the articles or certificate of incorporation or bylaws or other applicable governance documents of such Person, or any shareholder agreement pertaining to such Person, or contained in any material agreement, instrument or document to which it is now a party or by which it or its properties is bound, except for such violations or breaches that could not reasonably be expected to have a Material Adverse Effect; or (b) result in or require the creation or imposition of any Lien whatsoever upon any of the Properties of any Credit Party or its Subsidiaries (other than Liens arising pursuant to the Loan Documents).

                 Section 4.04 No Consent. Except for those filings and consents required from time to time to comply with and perform obligations of the Parent and its Subsidiaries under this Agreement and the other Loan Documents to which such Persons are a party, such as filings and consents related to environmental matters, ERISA matters, Taxes and intellectual property, filings required to maintain corporate and similar standing and existence, filings pursuant to the Uniform Commercial Code and other security filings and recordings, filings required by the SEC, routine filings in the ordinary course of business, and filings required in connection with the exercise by the Bank Group of remedies in connection with the Loan Documents, no authorization, consent, approval, license, or exemption of or filing or registration with, any Governmental Authority or any other Person, which has not been obtained, was, is or will be necessary for (a) the valid execution, delivery or performance by any Credit Party of any of the Loan Documents to which it is a party, (b) the legality, validity, binding effect or enforceability of any of the Loan Documents, or (c) the ownership, use or operation by the Credit Parties and their respective Subsidiaries of any of their Properties other than those that could not reasonably be expected to have a Material Adverse Effect.

                 Section 4.05 No Defaults or Violations of Law. No Default or Event of Default has occurred and is continuing. No default (or event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default) has occurred and is continuing with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which any Borrower or its Subsidiaries is a party or by which any of them or their Properties is bound, except for such defaults that could not reasonably be expected to have a Material Adverse Effect. Neither the Borrowers nor any of their Restricted Subsidiaries is in violation of any applicable Requirement of Law except for such violations that could not reasonably be expected to have a Material Adverse Effect.

                 Section 4.06 Financial Position. (a) Prior to the Execution Date, the Parent has furnished to the Bank Group the consolidated balance sheet of the Parent as at December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, audited by Arthur Andersen LLP, independent certified public accountants and comparable items for Saybolt prepared by Price Waterhouse L.L.P. as of December 31, 1996 and for Scott Pickford prepared by Crane & Partners, as of March 31, 1996. The financial statements referred to in the previous sentence have been prepared in accordance with GAAP (except for that in respect of Scott Pickford, which was prepared in accordance with GAAP as in effect in the United Kingdom) consistently applied throughout the periods involved and present fairly in all material respects the consolidated financial condition of the Persons named therein as of the date thereof and the results of its operations for the periods then ended. No event has occurred since December 31, 1996, or in the case of Scott Pickford since March 31, 1996, that could reasonably be expected to have a Material Adverse Effect in respect of any of said Persons.

                 (b) Except as fully reflected in the audited financial statements referred to in paragraph (a) of this Section 4.06, as of the Execution Date, there are no liabilities or obligations of the Borrowers or any of their Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to have a Material Adverse Effect.

                 (c) On and as of the Effective Date, on a pro forma basis after giving effect to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of each Credit Party will exceed its debts, (y) no Credit Party will have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) no Credit Party will have unreasonably small capital with which to conduct its business.

                 Section 4.07 Litigation. Except as disclosed in Schedule 4.07, there are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or its Subsidiaries, or the Properties of any such Person, before or by any Governmental Authority or other Person, which could reasonably be expected to have a Material Adverse Effect.

                 Section 4.08 Use of Proceeds. (a) Each Borrower's uses of the proceeds of the Loans made to it, and, in the case of the US Borrower, of the Letters of Credit are, and will continue to be, legal and proper corporate uses, and such uses do not violate and are otherwise consistent with the terms of the Loan Documents, including, without limitation, Section 5.09, and all Requirements of Law (including Regulations G, T, U and X).

                 (b) None of the Borrowers nor any of their respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, (i) to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or (ii) for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrowers or any of their respective Subsidiaries in a violation of Regulation X.

                 Section 4.09 Governmental Regulation. None of the Borrowers nor any of their respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act, as amended, the Investment Company Act of 1940, as amended, or any other Requirement of Law such that the ability of any such Person to incur Indebtedness is limited or its ability to consummate the transactions contemplated by this Agreement or the other Loan Documents is impaired.

                 Section 4.10 Disclosure. The schedules, documents, exhibits, reports, certificates and other written statements and information furnished by or on behalf of the Borrowers to the Bank Group do not contain any Material misstatement of fact, or omit to state a Material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. None of the Borrowers nor any of their respective Subsidiaries has withheld any fact known to it which has or could reasonably be expected to have a Material Adverse Effect.

                 Section 4.11 ERISA. (a) The US Borrower and each ERISA Affiliate have operated and administered each Pension Plan and Other Benefit Plan in compliance with all applicable laws, except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the US Borrower nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans (as defined in Section 3 of ERISA);

and no event, transaction or condition has occurred or exists or is threatened that could reasonably be expected to result in the incurrence of any such liability by the US Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the Properties of the US Borrower or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Internal Revenue Code, other than such liabilities or Liens as could not be reasonably expected to have a Material Adverse Effect.

                 (b) The present value of the aggregate benefit liabilities under each Pension Plan subject to Title IV of ERISA, determined as of the end of such Pension Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Pension Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Pension Plan allocable to such benefit liabilities by an amount that is Material. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

                 (c) The US Borrower and its ERISA Affiliates do not currently and have never had any liability or obligation with respect to any Material liabilities (and are not subject to Material contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA with respect to any Multiemployer Plan.

                 (d) The expected post-retirement benefit obligation (determined as of the last day of the US Borrower's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by
Section 4980B of the Internal Revenue Code ("COBRA")) of the US Borrower and its ERISA Affiliates is not Material and, except as modified by COBRA, such obligations can be unilaterally terminated at any time by the US Borrower, or its ERISA Affiliates without any Material liability.

                 Section 4.12 Payment of Taxes. Each Borrower has filed, and has caused each of its Subsidiaries to file, all federal, state and local tax returns and other reports and all other tax returns required to be filed, whether in the United States or in any foreign jurisdiction, that such Borrower and each such Subsidiary are required by law to file and have paid all taxes and other similar charges that are due and payable pursuant to such returns and reports, except (a) to the extent any of the same are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and with respect to which adequate reserves have been set aside on the books of such Person in accordance with GAAP, or (b) to the extent the failure to file such taxes could not reasonably be expected to have a Material Adverse Effect.

                 Section 4.13 Title and Liens. Each Borrower and each of its Subsidiaries have good title to all of its Material Properties, free and clear of all Liens except Liens permitted by Section 6.02. All Material agreements necessary for the conduct of the business of each Borrower and its Subsidiaries are valid and subsisting, in full force and effect and, to the knowledge of any Borrower, there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such agreement, which would affect in any Material respect the conduct of the business of each Borrower and its Subsidiaries.

                 Section 4.14 Patents and Intellectual Property. Each Borrower and its Subsidiaries has obtained all Material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, that are necessary for the operation of their businesses taken as a whole as presently conducted.

                 Section 4.15  Environmental Matters.  Except as disclosed in
Schedule 4.15 hereto, (a) (i) each Borrower and its Subsidiaries possess all Material environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under law or otherwise for such Person to conduct its operations as now being conducted, (ii) each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by such Person, and (iii) such Person is in compliance with all terms, conditions or other provisions of such permits, authorizations, registrations, approvals and similar rights, except, in each case covered by clauses (a)(i), (ii) and
(iii), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) none of the Borrowers nor any of their respective Subsidiaries has received any notices of any violation of, noncompliance with, or remedial obligation under, Requirements of Environmental Laws, and there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings, investigations or inquiries pending or, to the knowledge of any Borrower, threatened, relating to the ownership, use, condition, maintenance, or operation of, or conduct of business related to, any Property owned, leased or operated by such Borrower or any of its Subsidiaries, other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that could not reasonably be expected to have a Material Adverse Effect; (c) there are no Material obligations, undertakings or liabilities arising out of or relating to Environmental Laws to which any Borrower or its Subsidiaries has agreed to, assumed or retained, or by which such Borrower or its Subsidiaries is adversely affected, by contract or otherwise; (d) there are no facts, circumstances or conditions on or related to any Property of any Borrower or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect or cause any such Property to be subject to any material restrictions on its ownership, use, occupancy or transferability to the extent such restrictions could reasonably be expected to have a Material Adverse Effect, and (e) none of the Borrowers nor any of their respective Subsidiaries has received a written notice or claim to the effect that such Person is or may be liable to any Person as the result of a release or threatened release of a hazardous material or solid waste that could reasonably be expected to have a Material Adverse Effect.

                 Section 4.16 Security Interests. Each of the Pledge Agreements creates, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected, first priority security interest in and Lien on all of the Collateral subject thereto, in favor of the Administrative Agent for the benefit of the Bank Group. No filings or recordings are required in order to perfect the security interests created under any Pledge Agreement except for filings or recordings required in connection with any such Pledge Agreement which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Administrative Agent, for filing on or promptly after the date of) the execution and delivery thereof.

                 Section 4.17 Labor Relations. None of the Borrowers nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice compliant pending against any Borrower or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Borrower or any of its Subsidiaries or, to the best of any Borrower's knowledge, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against any Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge, threatened against any Borrower or any of its Subsidiaries and (c) no union representation petition existing with respect to the employees of any Borrower or any of its Subsidiaries and no union organizing activities are taking place, except with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate, such as could not reasonably be expected to have a Material Adverse Effect.

                 Section 4.18 No Material Adverse Change. Since December 31, 1996, there has occurred no event or effect that has had or could reasonably be expected to have a Material Adverse Effect.

                 Section 4.19 Credit Parties as Percentage of Consolidated Entity. The Credit Parties have at least seventy percent (70%) of the total assets and seventy-five percent (75%) of the total revenues of the Parent on a consolidated basis.


                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

                 So long as any Letter of Credit remains outstanding, any principal amount of any Loan, any principal amount of any reimbursement obligation in respect of any Letter of Credit, any amount of interest accrued under the Notes or in respect of any Letter of Credit, or any commitment or other fee, expense, compensation or any other amount payable to any member of the Bank Group under the Loan Documents shall remain unpaid or outstanding or any Bank shall have any Commitment hereunder:

                 Section 5.01 Reporting Requirements. The Parent shall deliver or cause to be delivered to the Administrative Agent (with sufficient copies for the Administrative Agent to distribute the same to the other members of the Bank Group):

                 (a)      As soon as available and in any event within sixty
(60) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent:

                 (i) copies of the unaudited consolidated and consolidating balance sheets of the Parent as of the end of such period, and unaudited consolidated and consolidating statements of operations, shareholders' equity and cash flows of the Parent for that period and for the portion of the year ending with such period, in each case setting forth in comparative form (on a consolidated basis) the figures for the corresponding period of the preceding fiscal year, all in reasonable detail; and

                 (ii)     a certificate of a Responsible Officer of the Parent
         (1) stating that (A) such financial statements fairly present in all material respects the consolidated and consolidating financial position and results of operations of the Parent in accordance with GAAP consistently applied, subject to year-end adjustments and the absence of notes and (B) no Default or Event of Default has occurred and is continuing and the Parent is not aware of any event or condition which could reasonably be expected to create a Default or Event of Default or, if any such event has occurred and is continuing, the action the Parent is taking or proposes to take with respect thereto, and (2) setting forth calculations demonstrating compliance with Section 6.04 and (3) stating that the Borrowers are in compliance with the provisions of Section 5.10.

                 (b) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Parent:

                 (i) copies of the audited consolidated balance sheets of the Parent as of the close of such fiscal year and audited consolidated statements of operations, shareholders' equity and cash flows of the Parent for such fiscal year, accompanied by an opinion thereon (which shall not be qualified) of independent accountants of recognized national standing selected by the Parent and reasonably satisfactory to the Majority Banks, to the effect that such consolidated financial statements have been prepared in accordance with GAAP consistently applied (except for changes with which such accountants concur) and that such audit has been made in accordance with generally accepted auditing standards, and the corresponding unaudited consolidating statements in each case setting forth in comparative form (on a consolidated basis) the figures for the preceding fiscal year, all in reasonable detail; and

                 (ii)     a certificate of a Responsible Officer of the Parent
         (A) setting forth calculations demonstrating compliance with Section 6.04, (B) stating that no Default or Event of Default has occurred and is continuing or, if any such event has occurred and is continuing, the action the Parent is taking or proposes to take with respect thereto, and (C) stating that the Borrowers are in compliance with
         Section 5.10.

                 (c)      As soon as available and in any event with in sixty
(60) days after the end of each calendar quarter, a certificate of a Responsible Officer of the Parent setting forth a calculation of the Margin Ratio (a "Margin Ratio Certificate") as of the end of such calendar quarter.

                 (d) Within ten (10) Business Days after the sending or filing thereof, copies of all definitive reports and shareholder information which a Borrower or any of its Subsidiaries sends to its shareholders or the SEC, or otherwise makes available to the public.

                 (e) Immediately after a Borrower or any of its Subsidiaries becomes aware of the occurrence or the likelihood of an occurrence of a Default or Event of Default, a certificate of a Responsible Officer of such Borrower setting forth details of such Default or Event of Default and the action which has been taken or is to be taken with respect thereto.

                 (f) As soon as reasonably possible and in any event within five (5) Business Days after a Borrower or any of its Subsidiaries becomes aware thereof, written notice from a Responsible Officer of such Borrower of (i) the institution of or overt threat of, any action, suit, proceeding, governmental investigation or arbitration by any Governmental Authority or other Person against or affecting such Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and that has not been previously disclosed in writing to the Bank Group pursuant to this Section 5.01 or (ii) any Material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed to the Bank Group pursuant to this Section 5.01.

                 (g) As soon as reasonably possible and in any event within five (5) Business Days after a Borrower or any of its Subsidiaries becomes aware thereof, written notice from a Responsible Officer of such Borrower of (i) any violation of, noncompliance with, or remedial obligations under, Requirements of Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (ii) any release or threatened release affecting any Property owned, leased or operated by a Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, (iii) the amendment or revocation of any permit, authorization, registration, approval or similar right that could reasonably be expected to have a Material Adverse Effect or (iv) changes to Requirements of Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

                 (h) Promptly, and in any event within five (5) Business Days after becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that a Borrower or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Pension Plan, any Reportable Event, for which notice thereof has not been waived pursuant to applicable regulations as in effect on the date hereof; or
(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or the receipt by a Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any Material liability by a Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of a Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions; or (iv) the inability or failure of a Borrower or any ERISA Affiliate to make timely any payment or contribution to or with respect to any Pension Plan, Multiemployer Plan or Other Benefit Plan, if such failure, either separately or together with all other such failures could reasonably be expected to be Material; or (v) any event with respect to any Pension Plan, Multiemployer Plan and/or Other Benefit Plan, individually or in the aggregate, that could reasonably be expected to result in a Material liability.

                 (i) In addition, on or before April 15 of each year commencing April 15, 1998, the Parent will deliver to the Administrative Agent a report prepared by the Parent's independent insurance broker which report (i) lists all insurance policies and programs then in effect with respect to the Properties of the Borrowers and their respective Subsidiaries, (ii) specifies for each such policy and program, (A) the amount thereof, (B) the risks insured against thereby, (C) the name of the insurer and each insured party thereunder and (D) the policy or other identification number thereof, and (iii) certifies that all such policies and programs are in full force and effect, accompanied by a report from the Parent certifying that such policies are placed with such insurance companies, underwriters or associations, in such amounts, against such risks, and in such form, as are normally issued against by Persons of similar size and established reputation engaged in the same or similar businesses and similarly situated, and conform with the requirements of this Agreement.

                 (j) Within sixty (60) days of the end of each fiscal quarter ending March 31st, June 30th and September 30th and within one hundred twenty (120) days of the fiscal quarter ending December 31st, a schedule by each actively operating legal entity listing total assets, total revenues and EBITDA of such legal entity.

                 (k) Promptly upon receipt thereof and following such time as the appropriate officers of the Parent shall have had reasonable time to respond thereto, a copy of each formal report or "management letter" submitted to the Parent by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Parent.

                 (l) Such other information as any member of the Bank Group may from time to time reasonably request respecting the business, Properties, operations or condition, financial or otherwise, of the Borrowers or any of their Subsidiaries.

                 Section 5.02 Taxes; Claims. Each Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon such Person or upon its income or profits, or upon any Properties belonging to such Person, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any Properties of such Person, other than (a) any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and with respect to which adequate reserves are set aside on the books of such Person in accordance with GAAP, or (b) if the failure to file such taxes could not reasonably be expected to have a Material Adverse Effect.

                 Section 5.03 Compliance with Laws. Each Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable Requirements of Law imposed by, any Governmental Authority, if non-compliance with such Requirement of Law could reasonably be expected to have a Material Adverse Effect. Without limitation of the foregoing, each Borrower shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Environmental Laws, operate Properties and conduct its business in accordance with good environmental practices, and handle, treat, store and dispose of hazardous materials or solid waste in accordance with such practices, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                 Section 5.04 Insurance. Each Borrower will maintain, and will cause each of its Subsidiaries to maintain insurance, with financially sound and reputable insurance companies or associations, against such risks and in such amounts (and with co-insurance and deductibles), as are usually insured against by Persons of similar size and established reputation engaged in the same or similar businesses and similarly situated, including insurance against fire, casualty, business interruption, injury to Persons or property and other normal hazards normally insured against.

                 Section 5.05 Existence. Each Borrower will preserve and maintain, and will cause each of its Subsidiaries to preserve and maintain, its existence, rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is material to the business and operations of such Person or the ownership or leasing of the Properties of such Person except to the extent that a Subsidiary merges or consolidates in compliance with Section 6.06 or ceases to be a Subsidiary of any Borrower if such cessation is permitted under this Agreement.

                 Section 5.06 Inspections. Upon at least one (1) Business Day advance notice, each Borrower will permit, and will cause each of its Subsidiaries to permit, any agents or representatives of the Administrative Agent or its designee to from time to time examine and make copies of and abstracts from the records and books of account of, and visit the Properties of any of the Borrowers and their Subsidiaries and to discuss any of the affairs, finances and accounts of any such Person that in any way relate to this Agreement or the performance or ability to perform hereunder of any Credit Party, with any of said Person's independent public accountants, officers or directors during normal business hours. If an Event of Default has occurred and is continuing, Borrowers will pay for all such examinations; prior thereto the examining Bank will pay for same.

                 Section 5.07 Maintenance of Properties. Each Borrower will maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all of its Property necessary for the proper conduct of its business in good repair, good working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, replacements, additions and improvements thereto to the extent and in the manner customary in the industry except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                 Section 5.08 Accounting Systems. Each Borrower will keep, and will cause each of its Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with GAAP consistently applied (subject to year end adjustments), reflecting all financial transactions of such Person. Each Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described herein shall be prepared from such system and records.

                 Section 5.09 Use of Loans and Letters of Credit. All Letters of Credit shall be issued for general corporate purposes consistent with the terms of this Agreement and all Requirements of Law. The Parent will use the proceeds of the Tranche A Loans solely to finance or refinance the acquisitions of Saybolt and its related Subsidiaries and Affiliates and the UK Borrower will use the proceeds of the Tranche B Loans solely to finance or refinance the acquisition of Scott Pickford, and, in each case in a manner consistent with the terms of this Agreement and all Requirements of Law. The US Borrower will use the proceeds of all Dollar Revolving Loans and the Parent will use the proceeds of the Guilder Revolving Loans and Guilder Swing Line Loans for working capital and other general corporate purposes consistent with the terms of this Agreement and all Requirements of Law; provided, the Parent shall use the proceeds of the initial Borrowing under the Guilder Revolving Loans (if such is requested to be advanced by the Guilder Swing Line Banks) for the sole purpose of refinancing the Guilder Swing Line Loans. All parties hereto recognize that a portion of the proceeds of all Loans made hereunder shall be used to refinance the Indebtedness outstanding under the Prior Credit Agreement.

                 Section 5.10 Additional Guarantees and Stock Pledges. In the event any Borrower or any of their Subsidiaries acquires any Subsidiary subsequent to the Execution Date, or if any current Subsidiary (other than Core Laboratories Sales N.V. or Saybolt Nederland B.V., which shall be excluded herefrom) that is not a Credit Party changes in such a manner that said
Subsidiary: (i) has total revenue constituting five percent (5%) or more of the pro forma consolidated total revenues, or (ii) has five percent (5%) of the pro forma consolidated total assets, of the Parent and all of its Subsidiaries on a consolidated basis (in the case of both (i) and (ii), after the acquisitions of Saybolt and Scott Pickford), such Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Agreement guaranteeing the Obligations on the same basis as the other Guarantors and the Parent shall (or shall cause the relevant Subsidiary to) execute and deliver to the Administrative Agent an amendment and supplement to the Pledge Agreement, in form and substance reasonably satisfactory to the Administrative Agent, pledging 100% of the capital stock of such Subsidiary as security for the Obligations along with such financing statements, stock powers, legal opinions and other documents or certificates related thereto as the Administrative Agent may reasonably request. In addition, subsequent to the Execution Date, if the Borrowers and all of the Subsidiaries that are Guarantors do not have total revenue and total assets equal to both seventy-five percent (75%) of the consolidated total revenue and the total assets, respectively, of the Parent and all of its Subsidiaries on a consolidated basis, as shown by the reports required under
Section 5.01(j), the Parent, at the reasonable request of the Majority Banks, will pledge, or cause to be pledged, the stock of such Subsidiaries to attain each of said seventy-five percent (75%) levels and will cause such Persons to become Guarantors, all with appropriate supporting documentation as referenced above.

                 Section 5.11 Further Assurances in General. Each Borrower shall, and shall cause each of its Subsidiaries to, protect and perfect the Liens contemplated by the Pledge Agreements. Each Borrower at its expense shall, and shall cause each of its Subsidiaries to, promptly execute and deliver all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of a Borrower or any of its Subsidiaries in the Loan Documents, including, without limitation, the accomplishment of any condition precedent that may have been waived by the Banks prior to the initial Borrowing or Letter of Credit or any subsequent Borrowings or Letters of Credit.

                 Section 5.12 New Credit Parties; Closing Conditions. To the extent that: (a) any conditions to funding under the Prior Credit Agreement were not completed as of the execution date thereof or (b)(y) any Credit Parties were not Credit Parties under the Prior Credit Agreement and (z) the Borrowers, after due effort, are unable to deliver all of the items in respect of said new Credit Parties required by Sections 3.01(a)(iii) and (iv) and Sections 3.01(b), (c), (d), (e), (j), (k), (m) or (n), or if there are any conditions to funding hereunder that are not completed as of the closing and said items are waived by the Majority Banks, in their sole discretion, the Borrowers shall have a period of forty-five (45) days from the date hereof to obtain said items and, during such period, no Default shall exist hereunder.


                                   ARTICLE VI
                               NEGATIVE COVENANTS

                 So long as any Letter of Credit remains outstanding, any principal amount of any reimbursement obligation in respect of any Letter of Credit, any principal amount of any Loan, any amount of interest accrued under the Notes or in respect of any Letter of Credit, or any commitment, facility or other fee, expense, compensation or any other amount payable to any member of the Bank Group under the Loan Documents shall remain unpaid or outstanding or any Bank shall have any Commitment hereunder:

                 Section 6.01 Indebtedness Restriction. Each Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Indebtedness other than:

                 (a) Indebtedness of the Borrowers and the Guarantors under the Loan Documents;

                 (b) Indebtedness of the Borrowers or their Subsidiaries in respect of any Derivatives permitted by Section 6.03;

                 (c) Indebtedness existing on the Execution Date and described on Schedule 6.01;

                 (d) subject to the limitations of Section 6.07, unsecured Indebtedness owing to a Borrower by any of its Subsidiaries or owing by a Borrower to any of its Subsidiaries, provided any such Indebtedness in excess of $5,000,000 shall be evidenced by a subordinated promissory note in a form reasonably satisfactory to the Administrative Agent, and shall be pledged to the Administrative Agent for the benefit of the Banks as security for the Obligations;

                 (e) Other Indebtedness of up to $2,000,000 (or its Equivalent) outstanding at any one time and any Guaranties thereof;

                 (f) Other unsecured Indebtedness consisting of funded debt in the form of money market lines of credit or similar arrangements not to exceed $5,000,000 (or its Equivalent) outstanding at any one time and any Guaranties thereof;

                 (g) Other unsecured Indebtedness (contingent or direct) not to exceed $5,000,000 outstanding at any one time in respect of letters of credit issued for the account of any of the Credit Parties in the conduct of their business in the ordinary course and any Guaranties thereof; and

                 (h) Indebtedness in existence (but not incurred or created in connection with such acquisition) on the date on which a Person is acquired (after the Execution Date) by the Parent or any of its Subsidiaries and for which Indebtedness: (i) neither the Parent nor any of its other Subsidiaries has any obligation with respect to such Indebtedness, and (ii) none of the Properties of the Parent or any of its other Subsidiaries is bound (and any extensions, renewals, modifications or refinancings thereof which do not increase the principal amount thereof or shorten the respective maturities thereof or increase the collateral therefor), not to exceed $10,000,000 outstanding at any one time.

                 Section 6.02 Lien Restriction. Each Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to be created, assumed or incurred or to exist, any Lien upon any of such Person's Property, whether now owned or hereafter acquired, other than the following Liens ("Excepted Liens"):

                 (a) Liens created pursuant to this Agreement or any other Loan Document;

                 (b) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings and for which the Borrowers or their Subsidiaries have set aside on their books adequate reserves in accordance with GAAP consistently applied);

                 (c) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens, statutory landlord's liens and other similar liens arising in the ordinary course of business, and (x) which do not in the aggregate Materially detract from the value of such Property or Materially impair the use thereof in the operation of the business of any Borrower or its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Lien or procuring the release of the Property subject to such lien from arrest or detention;

                 (d) Liens on any real property which do not secure Indebtedness and do not in the aggregate Materially detract from the value of such Property or Materially impair the use thereof in the operation of the business of any Borrower or its Subsidiaries;

                 (e)      Liens existing on the Execution Date and listed on
Schedule 6.02, without giving effect to any subsequent extensions or renewals thereof;

                 (f) Liens on cash and Cash Equivalents in an aggregate amount not to exceed $500,000.00 to secure performance of bids, trade contracts, leases and other similar obligations incurred in the ordinary course of business;

                 (g) Liens securing any purchase money Indebtedness or Capital Leases allowed under Section 6.01(e) on the property or assets acquired in connection with the incurrence of such purchase money Indebtedness;

                 (h) Liens on Property of the Person acquired as contemplated under Section 6.01(h) to secure Indebtedness permitted by Section 6.01(h); and

                 (i) Liens upon any Property hereafter acquired by the Parent or any of its Subsidiaries to secure Indebtedness in existence on the date of such acquisition (but not incurred or created in connection with such acquisition), which indebtedness is assumed by such Person simultaneously with such acquisition, which Liens extend only to the Property so acquired and which is otherwise non-recourse to the Parent and its Subsidiaries.

                 Section 6.03 Derivatives. The Borrowers shall not, and shall not permit any of their Subsidiaries to, enter into any Derivatives other than interest rate and foreign exchange Derivatives entered into for purposes of hedging bona fide interest and foreign exchange risk and not for speculation, provided that any such arrangements entered into with any of the Banks shall be secured by the Collateral on a last-out basis.

                 Section 6.04  Financial Covenants.

                 (a)      Fixed Charge Coverage Ratio.   As of the last day of
any month, the Parent will not permit the ratio of (i) its consolidated EBITDA for the twelve (12) month period then ended calculated on a rolling twelve (12) month basis to (ii) its consolidated Fixed Charges for such twelve month period to be less than that shown as follows for the periods indicated:

              FROM                    TO                  MINIMUM RATIO
         --------------            --------               -------------
         Effective Date            12/31/97                1.4 to 1.0

             1/1/98                12/31/98                1.5 to 1.0

             1/1/99                 3/31/99                1.4 to 1.0

             4/1/99                 6/30/99                1.3 to 1.0

             7/1/99                 9/30/99                1.2 to 1.0

             10/1/99               12/31/99                1.1 to 1.0

             1/1/00
         and thereafter                                    1.0 to 1.0


                 (b) Indebtedness-to-EBITDA Ratio. As of any date of determination, the Parent will not permit the ratio of (i) its total consolidated Indebtedness as of the last day of the fiscal quarter immediately preceding the date of determination to (ii) its consolidated EBITDA for the twelve month period ending on the last day of the quarter immediately preceding the date of determination, calculated on a rolling twelve (12) month basis, to be greater than (A) 4.0 to 1.0 from the Effective Date through December 31, 1997, (B) 3.5 to 1.0 from January 1, 1998 through June 30, 1998, (C) 3.0 to 1.0 from July 1, 1998 through June 30, 1999, (D) 2.75 to 1.0 from July 1, 1999 through June 30, 2000, and (E) 2.5 to 1.0 from July 1, 2000 through the Termination Date.

                 (c) Minimum Net Worth. The Parent will not permit consolidated Net Worth to at any time be less than the sum of (i) $39,500,000.00 plus (ii) fifty percent (50%) of Net Income for any fiscal quarter ending after the Effective Date (excluding any such fiscal quarter in which Net Income is a negative number), plus (iii) 100% of the net proceeds or the net increase resulting from any issuance of any stock of the Parent or any sale or issuance of any stock of any Subsidiary (if such sale or issuance is otherwise permitted herein) after the Effective Date.

                 (d) Minimum Current Ratio. The Parent will not permit the ratio of (i) its Current Assets to (ii) its Current Liabilities at the end of any fiscal quarter to be less than 1.0 to 1.0.

                 Section 6.05 Sales of Assets. Each Borrower will not, and will not permit any of its Subsidiaries to (a) sell, transfer, assign or otherwise dispose of the capital stock of any Credit Party or (b) sell, transfer, assign or otherwise dispose of any Property (except for sales or other dispositions of inventory and surplus or obsolete equipment in the ordinary course of business).

                 Section 6.06 Consolidation and Mergers. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, dissolve or consolidate with or merge into any Person or permit any Person to consolidate with or merge into it, except that: (i) any Subsidiary of the Parent may merge into or consolidate with any other Subsidiary of the Parent (provided that if either of such Subsidiaries is a Borrower, such Borrower shall be the surviving entity), (ii) any Subsidiary of the Parent (other than the UK Borrower or the US Borrower) may merge into or consolidate with the Parent (so long as the Parent is the surviving entity), and (iii) any Subsidiary may dissolve after transferring substantially all of its assets to the Parent or another Credit Party provided in each case that immediately after giving effect and pro forma effect thereto, no event shall occur and be continuing which constitutes either a Default or an Event of Default.

                 Section 6.07 Restricted Disbursements. Each Borrower will not, and will not permit any of its Subsidiaries to approve, make, incur or commit to incur any Restricted Disbursements after the Execution Date other than:

                 (a) advances or extensions of credit on terms customary in the industry involved in the form of accounts receivable incurred, and investments, loans, and advances made in settlement of such accounts receivable, all in the ordinary course of business;

                 (b)      investments in cash or Cash Equivalents;

                 (c) dividends paid by any direct or indirect Subsidiary of the Parent to the Parent directly or indirectly

                 (d) Indebtedness between the Parent and its Subsidiaries to the extent permitted by Section 6.01;

                 (e)      investments in any Credit Party;

                 (f) Capital Expenditures (including Capital Leases) of not more than (i) $7,500,000 during the remainder of calendar year 1997; (ii) $16,500,000 for calendar year 1998; and (iii) one hundred ten percent (110%) of the total for the prior calendar year for each calendar year after 1998 during the term hereof;

                 (g) acquisitions by the Parent or any of its Subsidiaries of capital stock or other equity interests in any other Person the consideration for which is: (y) common stock of the Parent or (z) cash of not more than $7,500,000.00 in any single transaction or $22,500,000.00 in the aggregate (in each case, including assumption of debt) during the term hereof; provided that no Default exists or would occur as a result of such acquisition;

                 (h) investments in or loans to non-Credit Party Subsidiaries of not more than $5,000,000.00 (or its Equivalent thereof in Dollars) in excess of the investments or loans outstanding on the Execution Date outstanding in the aggregate at any one time; provided, that if any Person in which such Investment is made becomes a Credit Party, the actual amount of the dollar Investment in such Person shall no longer be considered an Investment under this Section 6.07(h);

                 (i) other Restricted Disbursements of investments in capital stock of a Borrower in respect of pension plans, cash paid in connection with stock option programs, employee stock buybacks, and similar items not to exceed $500,000.00 per fiscal year of the Parent;

                 (j)      investments currently shown on Schedule 6.07(j);

                 (k) other investments of not more than $500,000 in the aggregate per fiscal year of the Parent; and

                 (l) investments acquired incidentally to and in conjunction with acquisitions of assets permitted by this Section 6.07; provided that such investments do not constitute more than five percent (5%) of the total consideration paid for such acquisition.

                 Section 6.08 Lines of Business. Each Borrower will not, and will not permit any of its Subsidiaries to, materially alter the character of the business of such Borrower and its Subsidiaries taken as a whole from that conducted on the Effective Date.

                 Section 6.09 Transactions with Affiliates. None of the Borrowers nor any of their respective Subsidiaries, will enter into any transaction with an Affiliate other than transactions entered into in the ordinary course of business and upon terms no less favorable than those that such Borrower or its Subsidiary, as applicable, could obtain in an arms length transaction with a Person that is not an Affiliate. No Credit Party will transfer assets or funds to any Affiliate or Subsidiary that is not a Credit Party except for value, as permitted under Section 6.06 or as an investment permitted under Section 6.07.

                 Section 6.10 Restrictions on Subsidiaries. Each Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (a) the ability of any Subsidiary to (i) pay dividends or make other distributions or pay any Indebtedness owed to any Credit Party, (ii) make loans or advances to any Credit Party, or (iii) transfer any of its Properties to any Borrower or (b) the ability of any Borrower or any Subsidiary of such Borrower to create, incur, assume or suffer to exist any Lien upon its Property to secure the Obligations or to become a guarantor of the Obligations, other than prohibitions or restrictions existing under or by reason of: (1) this Agreement and the other Loan Documents; (2) applicable law; (3) Liens, prohibitions or restrictions permitted by Section 6.02 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the Property subject to such Liens; and (4) prohibitions or restrictions contained in any document or instrument governing the terms of the Indebtedness permitted by Section 6.01(h).

                                  ARTICLE VII
                              DEFAULT AND REMEDIES

                 Section 7.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) any Borrower shall fail to pay when due any installment of principal of the Notes or any reimbursement obligation in respect of any Letter of Credit; or

                 (b) any Borrower shall fail to pay any interest on any Loan or any arrangement fee, commitment fee, administration fee, funding fee, L/C Fee, Facing Fee, commission, expense, compensation, reimbursement or other amount when due and such default shall continue for a period of five (5) days which shall, in no event, be less than three (3) Business Days; or

                 (c) any Borrower shall fail to perform any term, covenant or agreement contained in Article VI or Section 5.01(e) of this Agreement; or

                 (d) any Borrower shall fail to perform any term, covenant or agreement contained in this Agreement (other than those referenced in subsections (a), (b) and (c) of this Section 7.01) and such failure shall not have been remedied within thirty (30) days of: (y) any Borrower's obtaining knowledge thereof or (z) written notice thereof having been delivered to any Borrower by the Administrative Agent, whichever comes first; or

                 (e) any Credit Party shall fail to perform any term, covenant or agreement contained in any Loan Document (other than those referenced in subsections (a), (b), (c) and (d) of this Section 7.01) and such failure shall not have been remedied within thirty (30) days of: (y) any Borrower's obtaining knowledge thereof or (z) written notice thereof having been delivered to any Borrower by the Administrative Agent, whichever comes first; or

                 (f) any representation or warranty made by a Borrower or any Guarantor or any of their respective officers, in any Loan Document or in any certificate, agreement, instrument or statement contemplated by or delivered pursuant to, or in connection with, any Loan Document shall prove to have been incorrect in any Material respect when made; or

                 (g) a Borrower or any of its Subsidiaries shall (i) fail to pay Indebtedness having a principal amount in excess of $500,000.00 (or its Equivalent if in a currency other than Dollars) in the aggregate (other than the amounts referred to in subsections (a) and (b) of this Section 7.01) owing by such Person, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or (ii) fail to perform any term, covenant or condition on its part to be performed under any agreement or instrument evidencing, securing or relating to any such Indebtedness, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate or to permit the holder or holders of such Indebtedness to accelerate, the maturity of such Indebtedness; or

                 (h) any Loan Document shall (other than with the consent of the Majority Banks), at any time after its execution and delivery for any reason, cease to be in full force and effect or to provide the Liens contemplated thereby, or shall be declared to be null and void, or the validity or any enforceability thereof or of the Liens contemplated thereby shall be contested by any Credit Party or any Credit Party shall deny in writing that it has any or further liability or obligation under any such Loan Document; or

                 (i) a Borrower or any of its Subsidiaries shall be adjudicated insolvent, or shall generally not pay, or admit in writing its inability to pay, its debts as they mature, or make a general assignment for the benefit of creditors, or any proceeding shall be instituted by any such Person seeking to adjudicate it insolvent, seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its Property, or a Borrower or any of its Subsidiaries shall take any action in furtherance of any of the actions set forth above in this Section 7.01(i); or

                 (j) any proceeding of the type referred to in Section 7.01(i) is filed, or any such proceeding is commenced against a Borrower or any of its Subsidiaries or any such Person by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order for relief is entered in an involuntary case under the bankruptcy law of the United States or the bankruptcy law of any other jurisdiction, or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating any such Person insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for sixty (60) days; or

                 (k) a final judgment or order for the payment of money in excess of $500,000.00 (or its Equivalent if in a currency other than Dollars) (net of acknowledged, uncontested insurance coverage) shall be rendered against any Credit Party which has not been discharged, vacated or reversed and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) a stay of enforcement of such judgment or order by reason of a pending appeal or otherwise, shall not be in effect for any period of thirty (30) consecutive days; or

                 (l) if (i) any Pension Plan shall fail to satisfy the minimum funding standards of ERISA or the Internal Revenue Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Internal Revenue Code, (ii) a notice of intent to terminate any Pension Plan shall have been or is reasonably expected to be filed with the PBGC (other than in connection with a termination under Section 4041(b) of ERISA) or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Pension Plan or the PBGC shall have notified a

Borrower or any ERISA Affiliate that a Pension Plan may become a subject to any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Pension Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) a Borrower or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA, the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans and/or other liability with respect to one or more Other Benefit Plans,
(v) a Borrower or any ERISA Affiliate withdraws from any Multiemployer Plan,
(vi) a Borrower or any ERISA Affiliate fails to make any contribution due, or payment to, any Pension Plan, Multiemployer Plan and/or Other Benefit Plan, or
(vii) a Borrower or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of a Borrower or any ERISA Affiliate thereunder, and any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                 (m)      a Change of Control shall occur; or

                 (n) the stock of the Parent is involuntarily delisted by the NASDAQ or other public exchange on which it is traded;

then, (i) upon the occurrence of any Event of Default described in Section 7.01(i) or Section 7.01(j), (A) the Commitments shall automatically terminate and (B) the entire unpaid principal amount of all Loans, all interest accrued and unpaid thereon, and all other amounts payable by the Borrowers under this Agreement, the Notes and, the other Loan Documents shall automatically become immediately due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by each Borrower, and the Administrative Agent may direct the beneficiary of any outstanding Letter of Credit to make a drawing under such Letter of Credit in an amount equal to the full amount available thereunder and require from the US Borrower immediate reimbursement for payments made pursuant to such drawing, or the Administrative Agent, to the extent Cover had not already been provided, may direct the US Borrower to deposit with the Administrative Agent cash equal to the aggregate amount of all Outstanding Letters of Credit as security for the US Borrower's obligations in respect of such Letters of Credit, and (ii) upon the occurrence of any other Event of Default, the Administrative Agent may, and upon the direction of the Majority Banks shall, by notice to each Borrower (A) declare the Commitments to be terminated, whereupon the same shall forthwith terminate,
(B) declare the entire unpaid principal amount of all Loans, all interest accrued and unpaid thereon, and all other amounts payable by the Borrowers under this Agreement, the Notes, and the other Loan Documents, to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by each Borrower, (C) direct the beneficiary of any outstanding Letter of Credit to make a drawing under such Letter of Credit in an amount equal to the full amount available thereunder and require from the US Borrower immediate reimbursement for payments made pursuant to such drawing, or, to the extent Cover had not already been provided, may direct the US Borrower to deposit with the Administrative Agent cash equal to the aggregate amount of all Outstanding Letters of Credit as security for the US Borrower's obligations in respect of such Letters of Credit, (D) setoff any amounts held by it against any of the Obligations, as hereafter provided and (E) exercise any other right or remedy available to it hereunder under any of the other Loan Documents or at law or in equity.

                 Section 7.02 Setoff in Event of Default. Upon the occurrence and during the continuance of any Event of Default, each member of the Bank Group is hereby authorized, at any time and from time to time, without notice to any Borrower (any such notice being expressly waived by each Borrower) and to the fullest extent permitted by applicable law, to setoff and apply any and all deposits at any time held and other indebtedness at any time owing by such member of the Bank Group (or any branch, Subsidiary or Affiliate of such member of the Bank Group) to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower or any other Person, now or hereafter existing under this Agreement, the Notes or the other Loan Documents, irrespective of whether or not such member of the Bank Group shall have made any demand for satisfaction of such obligations and although such obligations may be unmatured. Any member of the Bank Group exercising such right agrees to notify the relevant Borrower promptly after any such setoff and application made by such Person; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank Group under this Section 7.02 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank Group may have hereunder or under any applicable law.

                 Section 7.03 No Waiver; Remedies Cumulative. No failure on the part of any member of the Bank Group to exercise, or any delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided in any of the other Loan Documents or by law.

                 Section 7.04 Enforcement. The amounts payable by the Borrowers under the Loan Documents to each Bank shall be a separate and independent debt, but no Bank shall be entitled to enforce any right arising out of any Loan Document except through the Administrative Agent acting for and on behalf of all Banks unless otherwise agreed by the Majority Banks.


                                  ARTICLE VIII
                         THE ADMINISTRATIVE AGENT, THE
                     SYNDICATION AGENT AND THE ISSUING BANK

                 Section 8.01  Authorization and Action.   Each Bank hereby
appoints and authorizes the Administrative Agent, the Syndication Agent and the Issuing Bank to take such action in such capacity on such Bank's behalf and to exercise such powers under this Agreement and the other

Loan Documents as are delegated to the Administrative Agent, the Syndication Agent or the Issuing Bank by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or of amounts owing under the other Loan Documents), neither the Administrative Agent, the Syndication Agent nor the Issuing Bank shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and any other holders of Notes; provided, however, that neither the Administrative Agent, the Syndication Agent nor the Issuing Bank shall be required to take any action which exposes it to personal liability or which is contrary to the Loan Documents or applicable law. Each of the Administrative Agent, the Syndication Agent and the Issuing Bank is hereby expressly authorized on behalf of the other members of the Bank Group, without hereby limiting any implied authority,
(a) to receive on behalf of each of the other members of the Bank Group any payment of principal of or interest on the Loans outstanding hereunder, any Letters of Credit and all other amounts accrued hereunder paid to such Persons, and promptly to distribute to each other member of the Bank Group its proper share of all payments so received; (b) to give notice within a reasonable time on behalf of each other member of the Bank Group to the Borrowers of any Default or Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge as provided in Section 8.09; (c) to distribute to the other members of the Bank Group copies of all notices, agreements and other material as provided for in this Agreement as received by such Person; and (d) to distribute to the Borrowers any and all requests, demands and approvals received by such Person from any other member of the Bank Group. Nothing herein contained shall be construed to constitute the Administrative Agent, the Syndication Agent or the Issuing Bank as a trustee for any holder of the Notes or of a participation therein, nor to impose on the Administrative Agent, the Syndication Agent or the Issuing Bank any duties or obligations other than those expressly provided for in the Loan Documents.

                 Section 8.02 Reliance. None of the Administrative Agent, the Syndication Agent, the Issuing Bank, their Affiliates and their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment). Without limitation of the generality of the foregoing, the Administrative Agent, the Syndication Agent and the Issuing Bank: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Bank which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 10.02; (b) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan

Documents on the part of the Borrowers or any other Person or to inspect the property (including the books and records) of the Borrowers or any other Person; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document, any collateral provided for therein, or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. None of the Administrative Agent, the Syndication Agent, the Issuing Bank, their Affiliates and their respective directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or any Borrower of any of its obligations hereunder or in connection herewith; provided that the foregoing does not relieve the Administrative Agent, the Syndication Agent or the Issuing Bank of any of its respective obligations in its capacity as a Bank.

                 Section 8.03  Agents, Affiliates and Other Activities.
Without limiting the right of any other Bank to engage in any business transactions with the Borrowers or any of their Affiliates, with respect to its Commitment, the Loans made by it, the Notes issued to it and its interest in the Outstanding Letters of Credit, the Administrative Agent and the Syndication Agent shall each have the same rights and powers under this Agreement as any other Bank and may exercise the same as though they were not such Agents; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include said Person in its individual capacity. Each of said Agents, or any of their Affiliates, may be engaged in, or may hereafter engage in, one or more loan, Letter of Credit, leasing, derivative or other financing activities not the subject of the Loan Documents (collectively, the "Other Financings") with the Borrowers or any of their Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with the Borrowers or any of their Affiliates (all Other Financings and other such business transactions being collectively, the "Other Activities") with no responsibility to account therefor to the Banks. Without limiting the rights and remedies of the Banks specifically set forth in the Loan Documents, no other Bank shall have any interest in (a) any Other Activities, (b) any present or future guarantee by or for the account of the Borrowers not contemplated or included in the Loan Documents, (c) any present or future offset exercised by said Agents in respect of any such Other Activities, (d) any present or future Property taken as security for any such Other Activities or (e) any Property now or hereafter in the possession or control of said Agents which may be or become security for the obligations of the Borrowers under the Loan Documents by reason of the general description of indebtedness secured, or of Property, contained in any other agreements, documents or instruments related to such Other Activities; provided, that if any payment in respect of such guarantees or such Property or the proceeds thereof shall be applied to reduction of the obligations evidenced hereunder and by the Notes, then each Bank shall be entitled to share in such application according to its pro rata portion of such obligations.

                 Section 8.04 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any other member of the Bank Group and based on the financial statements referred to in Section 4.06 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any other member of the Bank Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                 Section 8.05 Indemnification. The Banks agree to indemnify each of the Administrative Agent, the Syndication Agent and the Issuing Bank, their Affiliates or any of their respective directors, officers, agents or employees (to the extent not reimbursed by the Borrowers), ratably according to its Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any such Person in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by any such Person under this Agreement or the other Loan Documents, provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment). IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE ISSUING BANK AND THEIR AFFILIATES AND THEIR DIRECTORS, OFFICERS, AGENTS OR EMPLOYERS SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH PERSON. Neither the Administrative Agent, the Syndication Agent nor the Issuing Bank shall be required to do any act hereunder or under any other document or instrument delivered hereunder or in connection herewith or take any action toward the execution or enforcement of the agencies hereby created, or to prosecute or defend any suit in respect of this Agreement or the Loan Documents or any Collateral, unless indemnified to its satisfaction by the holders of the Notes against loss, cost, liability, and expense. If any indemnity furnished to the Administrative Agent, the Syndication Agent and the Issuing Bank for any purpose is, in the opinion of such Person insufficient or becomes impaired, such Person may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent, the Syndication Agent and the Issuing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Administrative Agent, the Syndication Agent or the Issuing Bank is not reimbursed for such expenses by the Borrowers.

                 Section 8.06 Employees. Each of the Administrative Agent, the Syndication Agent and the Issuing Bank may execute any of their respective duties under this Agreement, the other Loan Documents and any instrument, agreement or document executed, issued or delivered pursuant hereto or thereto or in connection herewith or therewith, by or through employees, agents and attorneys-in-fact, and shall not be answerable for the default or misconduct of any such employee, agent or attorney-in-fact selected by it with reasonable care. Each of the Administrative Agent, the Syndication Agent and the Issuing Bank may, and upon the written instruction of the Majority Banks shall, enforce on behalf of the Banks any claims which the Administrative Agent and/or the Banks may have against any such employee, agent or attorney-in-fact, and any recovery therefrom shall be applied for the pro rata benefit of the Banks.

                 Section 8.07 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the other members of the Bank Group and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank or corporation organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. So long as no Default exists, the Borrowers shall have the right to approve each successor Administrative Agent, which approval shall not be unreasonably withheld. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement, subject to the requirement that such retiring Administrative Agent will execute such documents and take such actions as may be necessary or desirable to cause the successor Administrative Agent to be vested with all such rights, powers, privileges and duties. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. All reasonable costs and expenses incurred by the Bank Group in connection with any amendments or other documentation required by this Section 8.07 shall be paid by the Borrowers pursuant to Section 10.04.

                 Section 8.08  Successor Syndication Agent and Issuing Bank.
(a) The Syndication Agent may resign at any time by giving written notice thereof to the other members of the Bank Group and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Syndication Agent. If no successor Syndication Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Syndication Agent's giving of notice of resignation, then the retiring Syndication Agent may, on behalf of the Banks, appoint a successor Syndication Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. So long as no Default exists, the Borrowers shall have the right to approve each successor Syndication Agent, which approval shall not be unreasonably withheld. Upon the acceptance of any appointment as Syndication Agent hereunder by a successor Syndication Agent, such successor Syndication Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Syndication Agent, and the retiring Syndication Agent shall be discharged from its duties and obligations under this Agreement, subject to the requirement that such retiring Syndication Agent will execute such documents and take such actions as may be necessary or desirable to cause the successor Syndication Agent to be vested with all such rights, powers, privileges and duties. After any retiring Syndication Agent's resignation hereunder as Syndication Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Syndication Agent under this Agreement. All reasonable costs and expenses incurred by the Bank Group in connection with any amendments or other documentation required by this Section 8.08(a) shall be paid by the Borrowers pursuant to Section 10.04.

                 (b) The Issuing Bank may resign at any time by giving written notice thereof to the other members of the Bank Group and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Issuing Bank. If no successor Issuing Bank shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Issuing Bank's giving of notice of resignation, then the retiring Issuing Bank may, on behalf of the Banks, appoint a successor Issuing Bank, which shall be a commercial bank or corporation organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. So long as no Default exists, the US Borrower shall have the right to approve each successor Issuing Bank, which approval shall not be unreasonably withheld. Upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank, such successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations under this Agreement, subject to the requirement that such retiring Issuing Bank will execute such documents and take such actions as may be necessary or desirable to cause the successor Issuing Bank to be vested with all such rights, powers, privileges and duties. Without limiting the generality of the foregoing, the US Borrower, the retiring Issuing Bank and the successor Issuing Bank will cause each Letter of Credit issued by the retiring Issuing Bank to be terminated and replaced by a Letter of Credit issued by the successor Issuing Bank. After any retiring Issuing Bank's resignation hereunder as Issuing Bank, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Issuing Bank under this Agreement. All reasonable costs and expenses incurred by the Bank Group in connection with any amendments or other documentation required by this Section 8.08(b) shall be paid by the Borrowers pursuant to Section 10.04.

                 Section 8.09 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it shall have received notice from a Bank or a Borrower referring to this Agreement, describing such

Default or Event of Default and stating that such notice is a "notice of default" or "notice of event of default," as applicable. If the Administrative Agent receives such a notice from a Borrower, the Administrative Agent shall give notice thereof to the other members of the Bank Group and, if such notice is received from a Bank, the Administrative Agent shall give notice thereof to the other members of the Bank Group and the Borrowers. The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in this Article VIII.

                 Section 8.10 Execution of Loan Documents. Each member of the Bank Group hereby authorizes and directs the Administrative Agent, the Syndication Agent and the Issuing Bank to execute and deliver on its behalf each Loan Document to be executed by any of said Agents or Issuing Banks pursuant to the terms of this Agreement.


                                   ARTICLE IX
                                    GUARANTY

                 Section 9.01 Guaranty. (a) In consideration of, and in order to induce the Banks to make Loans under this Agreement and to induce the Issuing Bank to issue Letters of Credit under this Agreement, each Guarantor, including each Borrower, hereby jointly, severally, unconditionally and irrevocably, guarantees, as primary obligor, and not merely as surety, the punctual payment and performance when due, whether at stated maturity, as an installment, by required or optional prepayment or by demand, acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing, except as hereinafter provided. If any or all of the Obligations becomes due and payable hereunder, the Guarantors jointly and severally unconditionally promise to pay such Obligations to the Administrative Agent, or order, on demand, together with any and all expenses (including reasonable counsel fees and expenses) which may be incurred by the Bank Group in collecting any of the Obligations and in connection with the protection, defense or enforcement of any rights under this Agreement or any Loan Document; provided that notwithstanding anything contained herein or in any of the Loan Documents to the contrary, the maximum liability of each Guarantor hereunder shall never exceed the maximum amount which said Guarantor could pay without having such payment set aside as a fraudulent transfer or fraudulent conveyance or similar action under the U.S. Bankruptcy Code or applicable state or foreign law, provided further, each Guarantor shall be unconditionally required to pay all amounts demanded of it hereunder prior to any determination of such maximum liability and the recipient of such payment, if so required by a final non-appealable order of a court of competent jurisdiction by final and non-appealable judgment, shall then be liable for the refund of any excess amounts. If any such rebate or refund is ever required, all other Guarantors (and the Borrowers) shall be fully liable for the repayment thereof to the maximum extent allowed by applicable law.

                 (b) Notwithstanding any provisions of Section 9.01(a), the Guarantor, Scott Pickford, shall not guaranty the Tranche B Loan, nor shall the Guarantors Saybolt International B.V.,

Saybolt Eastern Hemisphere B.V., E.W. Saybolt & Co. S.A. or Saybolt van Duyn Holding B.V. guaranty the Tranche A Loan.

                 Section 9.02 Guaranty Absolute. Subject to Section 9.01, each of the Guarantors hereby unconditionally guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, the Notes and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any member of the Bank Group with respect thereto. The liability of each Guarantor under this Article IX shall constitute a guaranty of payment and not of collection and shall be absolute and unconditional irrespective of, and each Guarantor waives any and all defenses that may arise out of, any of the following: (a) any lack of validity or enforceability of the Obligations, this Agreement, the Notes, or any other Loan Document or any other agreement, security document or instrument relating hereto or thereto; (b) any extension, renewal, modification, settlement, compromise, waiver or release or any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement, the Notes or any other Loan Document or any other agreement or instrument relating thereto or executed in connection therewith or pursuant thereto; (c) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any other Guaranty Agreement, for all or any of the Obligations; (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of the Borrowers or any other Person (including any other Guarantor); (e) any change, restructuring or termination of the corporate structure or existence of any of the Borrowers or any other Person; (f) any manner of application of payments on the Obligations, whether at the direction of any of the Borrowers or any other Person; (g) any other similar circumstances which might otherwise constitute a defense available to, or a discharge of, any of the Borrowers or any other Person (including any other Guarantor) of all or part of the Obligations; or
(h) any of said Guarantor's obligations as a Borrower hereunder in respect of any other Loan. The obligations of the Guarantors under this guaranty shall not be subject to reduction, termination or other impairment by reason of any setoff, recoupment, counterclaim or defense or for any other reason. This guaranty is to be in addition to and is not to prejudice or be prejudiced by any other securities or guaranties (including any guaranty signed by any other Guarantor) which any member of the Bank Group may now or hereafter hold from or on account of any of the Borrowers and is to be binding on each Guarantor as a continuing security notwithstanding any payments from time to time made to any member of the Bank Group or any settlement of account or disability or incapacity affecting such Guarantor or any other thing whatsoever.

                 Section 9.03 Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any liability to which this Agreement applies or may apply, and waives presentment, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment, and any requirement that any member of the Bank Group institute suit, collection proceedings or take any other action to collect the Obligations, including any requirement that any member of the Bank

Group protect, secure, perfect or insure any security interest or Lien against any Property subject thereto or exhaust any right or take any action against the Borrowers or any other Person (including the other Guarantor) or any Collateral (it being the intention of the Bank Group and each Guarantor that the obligations of such Guarantor under this Article IX are to be a guaranty of payment and not of collection) or that any Borrower or any other Person (including the any other Guarantor) be joined in any action hereunder. Each Guarantor hereby expressly waives, to the extent it is located in Texas or otherwise entitled to the benefits thereof, each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including, without limitation, any and all rights it may have pursuant to Rule 31 or Rule 32, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. Each Guarantor hereby waives marshaling of assets and liabilities, sale in inverse order of alienation, notice by any member of the Bank Group of the creation of any Indebtedness or liability to which it applies or may apply, any amounts received by any member of the Bank Group, notice of disposition or substitution of Collateral and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Obligations.

                 Section 9.04 Subrogation. Subject to Section 9.06, each Guarantor hereby irrevocably agrees that until the Obligations have been paid in full and all the Commitments have been canceled, it will not exercise any rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (a) to be subrogated to the rights of any member of the Bank Group against any of the Borrowers with respect to such payment,
(b) to be reimbursed, indemnified or exonerated by any of the Borrowers in respect thereof, (c) to receive any payment, in the nature of contribution or for any other reason, from any of the Borrowers with respect to such payment,
(d) to enforce any remedy which such Guarantor now has or may hereafter have against the Borrowers or (e) to receive any benefit of, or right to participate in, any security now or hereafter held by or for the benefit of any member of the Bank Group. Each Guarantor agrees that if any amount shall be paid to such Guarantor on account of any such rights at any time while such rights are restricted pursuant to the preceding sentence, such amount shall be held in trust for the benefit of the Bank Group and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

                 Section 9.05 Continuing Guaranty. This guaranty is a continuing guaranty and shall remain in full force and effect until payment in full of the Obligations.

                 Section 9.06 Effect of Bankruptcy Proceeding. This guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by any member of the Bank Group upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Borrowers, any Guarantor or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any of the Borrowers, any Guarantor or any other Person, or any substantial part of their Property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing and declaration of such Event of Default shall at such time be prevented by reason of the pendency against any of the Borrowers of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Agreement and its obligations hereunder, the Obligations shall be deemed to have been accelerated with the same effect as if the Obligations had been accelerated in accordance with the terms hereof, and each Guarantor shall forthwith pay the Obligations specified by the Administrative Agent to be paid hereunder without further notice or demand.

                 Section 9.07 Further Responsibilities. It is not necessary for any member of the Bank Group to inquire into the capacity or powers of the Borrowers or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. Each Guarantor assumes all responsibility for being and keeping itself informed of the other Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that no member of the Bank Group shall have any duty to advise either Guarantor of information known to them regarding such circumstances or risks.

                 Section 9.08 Subordination. Each Borrower and Guarantor hereby subordinates all indebtedness owing to it from any other Borrower or Guarantor to the Obligations, and agrees that upon the occurrence and during the continuance of a Default or an Event of Default, it shall not accept any payment on the same until payment in full of the Obligations, and shall in no circumstance whatsoever attempt to set off or reduce any obligations hereunder because of such Indebtedness.


                                   ARTICLE X
                                 MISCELLANEOUS

                 Section 10.01 Amendments. No amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, or consent to any departure by any Person herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Article III, (b) increase the Commitments of the Banks, (c) reduce the principal of, or interest on, the Notes, the reimbursement obligations in respect of the Letters of Credit or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes, the reimbursement obligations in respect of the Letters of Credit or any fees or other amounts payable hereunder, (e) release a Credit Party or any other Person from its payment obligations to the Bank Group, regardless of whether such obligations are those of a primary obligor, a guarantor or surety, or otherwise, (f) authorize the Administrative Agent to release Liens against any Collateral covered by the Security Documents, (g) take action which expressly requires the signing of all the Banks pursuant to the terms of this Agreement, (h) reduce the Commitment Percentages or the aggregate unpaid principal amount of the Notes, or the number of Banks, as the case may be, required for the Administrative Agent, the Syndication Agent, the Issuing Bank or the Banks or any of them to take any action under this Agreement or change the definition of Majority Banks or (i) amend this Section 10.01; provided, further, that no amendment, waiver or consent shall (i) unless in writing and signed by the Borrowers and the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (ii) unless in writing and signed by the Borrowers and the Syndication Agent in addition to the Banks required above to take such action, affect the rights or duties of the Syndication Agent under this Agreement or any other Loan Document and (iii) unless in writing and signed by the Borrowers and the Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of the Issuing Bank under this Agreement, the Letters of Credit, Letter of Credit Applications, or any other Loan Document. Any amendment, waiver or consent that becomes effective in accordance with this Section 10.01 shall be binding on all of the Banks and upon each future holder of any Note and upon each Credit Party without regard to whether such Note has been marked to indicate such amendment, waiver or consent.

                 Section 10.02 Participation Agreements and Assignments; Inter-Creditor Matters. (a) Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it, the Note or the Notes held by it, its interest in the Outstanding Letters of Credit and the other Loan Documents); provided, that (i) each such assignment shall be of a constant; and not a varying, percentage of all rights and obligations of the assignor under this Agreement and the other Loan Documents, (ii) the amount of the Commitment or Loans of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall, unless otherwise agreed to by the Administrative Agent or unless such assignment is to a member of the Bank Group, in no event be less than $5,000,000.00 in respect of all Loans assigned (or, if in a Foreign Currency, in its Equivalent thereof in Dollars), (iii) each such assignment to an Eligible Assignee who is not a member of the Bank Group must be approved by the Parent, the Administrative Agent and the Issuing Bank (which approval shall not be unreasonably withheld), and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a recordation fee in the amount of $3,500 for processing such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank under the Loan Documents, (y) the assigning Bank thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from further obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto) and (z) the assignee thereunder shall be deemed to have made, as of such effective date, to the Administrative Agent and the Borrowers the representations and warranties set forth in Section 2.11(f).

                 (b) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Person or the performance or observance by any Borrower or any other Person of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 4.06 and Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any member of the Bank Group (including such assigning Bank) and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent, the Syndication Agent and the Issuing Bank, to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Person by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank.

                 (c) The Administrative Agent shall maintain at its address referred to in Section 10.03 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers and each member of the Bank Group may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any member of the Bank Group at any reasonable time and from time to time upon reasonable prior notice.

                 (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment and the administrative fee payable to the Administrative Agent for such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 10.02 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five
(5) Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Notes, new Notes to the order of such Eligible Assignee in an amount corresponding to the relevant Commitment and Loans assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained any Commitment and Loans hereunder, new Notes to the order of the assigning Bank in an amount corresponding to the relevant Commitment and Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form prescribed by
Section 2.04 hereto. The Administrative Agent shall promptly return such surrendered Notes to the Parent marked "canceled" or otherwise defaced.

                 (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and its interest in the Outstanding Letters of Credit); provided, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) and the other Loan Documents shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and the participating banks or other entities shall not be considered a "Bank" for purposes of the Loan Documents, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Section 2.11 through Section 2.14 to the same extent that the Bank from which such participating bank or other entity acquired its participation would be entitled to the benefit of such cost protection provisions so long as such Borrower is not obligated to pay any amount under such Sections in excess of the amount that would have been due to such Bank under such Sections if no participations had been made by such Bank, and (iv) the Borrowers and the other members of the Bank Group shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and such Bank shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and the Letters of Credit to the extent permitted hereby and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to the amounts of any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans or the amount of any reimbursement obligations payable with respect to any Letter of Credit or the dates fixed for payments of principal or interest on the Loans or reimbursement obligations in respect of any Letters of Credit).

                 (f) Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and the other Loan Documents to any Federal Reserve Bank without notice to or consent of the Borrowers. No such pledge or assignment shall release the assigning Bank from its obligations hereunder.

                 (g) The Administrative Agent, the Syndication Agent, the Issuing Bank and each Bank may furnish any information concerning a Borrower or its Subsidiaries in its possession from time to time to Affiliates of the Administrative Agent, the Syndication Agent, the Issuing Bank or such Bank (including without limitation, in the case of BTCo, BT Securities Corporation and its employees, to the extent necessary for the purposes contemplated by this Agreement, including, without limitation, the syndication of the credit facilities contemplated hereby) and, in the case of each Bank, to assignees and participants (including prospective assignees and participants) of such Bank; provided such recipient agrees to be bound by the terms of Section 10.15. If requested by the Parent, such Bank will identify prospective assignees and participants that have received such information.

                 Section 10.03 Notices. All correspondence, statements, notices, requests and demands (collectively "Communications") shall be in writing (including telegraphic Communications) and mailed, telegraphed, telecopied, facsimile transmitted or delivered as follows:

         if to the Parent --

                 Core Laboratories N.V.
                 Herengracht 424
                 1017 BZ Amsterdam
                 The Netherlands

                 Telecopier: 011-31-20-627-9886

         if to the US Borrower --

                 Core Laboratories, Inc.
                 5295 Hollister Road
                 Houston, Texas 77040
                 Attn:  Richard L. Bergmark
                 Telecopier:  (713) 690-3947
                 Telephone:  (713) 460-9600

         if to the U.K. Borrower --

                 Core Laboratories (U.K.) Limited
                 Howe Moss Drive
                 Dyce Aberdeen
                 AB 2 OES
                 Scotland, United Kingdom
                 Telecopier: 011-44-1224-723-303
         in the case of each notice to any Borrower, with a copy to --

                 Vinson & Elkins L.L.P.
                 2300 First City Tower
                 1001 Fannin St.
                 Houston, Texas 77002
                 Attn:  T. Mark Kelly
                 Telecopier:   (713) 615-5531

         and to:

                 John D. Denson
                 General Counsel, Core Laboratories
                 5295 Hollister Road
                 Houston, Texas 77040
                 Telecopier:  (713) 690-3947

         if to the Administrative Agent --

                 Bankers Trust Company
                 130 Liberty Street, 14th Floor
                 New York, New York 10006
                 Attention: Robert Telesca
                 Telecopier:  (212) 250-6029 or (212) 250-7351

         with a copy to --

                 Bankers Trust Company
                 130 Liberty Street, M.S. 2344
                 New York, New York 10006
                 Attention: Marcus Tarkington
                 Telecopier:  (212) 250-8693

         and to --

                 Andrews & Kurth L.L.P.
                 4200 Texas Commerce Tower
                 Houston, Texas 77002
                 Attention: Thomas J. Perich
                 Telecopier: (713) 220-4285
         if to the Syndication Agent or the Issuing Bank --

                 NationsBank, N.A.
                 700 Louisiana, 7th Floor
                 Houston, Texas 77002
                 Attention: Craig S. Wall or Jennifer Textus
                 Telecopier: (713) 247-7748

         and to --

                 Andrews & Kurth L.L.P.
                 4200 Texas Commerce Tower
                 Houston, Texas 77002
                 Attention: Thomas J. Perich
                 Telecopier: (713) 220-4285

if to any Bank, at its Domestic Lending Office, or as to each such party, at such other address as such party shall designate in a written Communication to each of the other parties hereto. All such Communications shall be effective, in the case of written or telegraphed Communications, when deposited in the mails or delivered to the telegraph company, respectively, and, in the case of a Communication by telecopy or facsimile transmission, when telecopied or transmitted against receipt of a confirmation, in each case addressed as aforesaid, except that Communications to any member of the Bank Group pursuant to Article II and Article VIII shall not be effective until received by such Persons.

                 Section 10.04 Costs and Expenses. Each Borrower agrees to pay promptly (a) all reasonable costs and expenses (including fees and expenses of legal counsel) of the Administrative Agent, the Syndication Agent and the Issuing Bank incurred in connection with the preparation, execution, delivery, filing, administration and recording of the Loan Documents and the primary syndication of this Agreement in the course of the initial syndication period (both before and after the date hereof) and (b) all reasonable costs and expenses of any member of the Bank Group incurred in connection with the enforcement of the Loan Documents including, but not limited to, the reasonable fees and out-of-pocket expenses of counsel for any member of the Bank Group, and local counsel who may be retained by such counsel, with respect thereto, and the costs and expenses in connection with the custody, preservation, or the sale of, or collection from, or other realization upon the sale of, or collection from, or other realization upon any Collateral covered by any of the Loan Documents. The agreements of any of the Borrowers contained in this
Section 10.04 shall survive the termination of the Commitments and the payment of all other amounts owing under any of the Loan Documents.

                 Section 10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Bank Group and their respective successors and assigns, except that no Borrower may assign or transfer its rights hereunder without the prior written consent of the Banks.

                 Section 10.06 Survival of Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or made in writing by the Borrowers or any Guarantor in connection herewith or therewith, shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents. Any investigation by any member of the Bank Group shall not diminish in any respect whatsoever its right to rely on such representations and warranties.

                 Section 10.07 Separability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement. The parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

                 Section 10.08 Captions. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

                 Section 10.09 Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Counterparts executed by facsimile shall be binding and enforceable against the party forwarding same and all other parties hereto, provided each party hereto agrees to use reasonable efforts to provide original signatures to all other parties as soon as practicable.

                 Section 10.10 Governing Law. THIS AGREEMENT (INCLUDING THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 Section 10.11 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                 Section 10.12 Submission to Jurisdiction. (a) EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK, OR ANY FEDERAL COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, AND EACH BORROWER AND EACH GUARANTOR IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT; PROVIDED, NOTHING IN THIS SECTION 10.12 IS INTENDED TO WAIVE THE RIGHT OF ANY MEMBER OF THE BANK GROUP TO REMOVE ANY SUCH ACTION OR PROCEEDING COMMENCED IN ANY SUCH NEW YORK STATE COURT TO AN APPROPRIATE NEW YORK FEDERAL COURT TO THE EXTENT THE BASIS FOR SUCH REMOVAL EXISTS UNDER APPLICABLE LAW. EACH BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT TO RECEIVE ON BEHALF OF IT AND ITS PROPERTIES SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY SENDING BY CERTIFIED MAIL OR COURIER DELIVERY SERVICE A COPY OF SUCH PROCESS TO SUCH BORROWER OR SUCH GUARANTOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, WITH A COPY TO SUCH BORROWER OR SUCH GUARANTOR AT ITS ADDRESS SPECIFIED HEREIN AND EACH BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH BORROWER AND EACH GUARANTOR ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE SENDING BY CERTIFIED MAIL OR COURIER DELIVERY SERVICE OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED HEREIN. FOR ALL NON-BORROWER GUARANTORS, THE ADDRESS MAY BE THAT SHOWN ON SCHEDULE 10.12 EACH BORROWER AND EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS
SECTION 10.12 SHALL AFFECT THE RIGHT OF ANY MEMBER OF THE BANK GROUP TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY MEMBER OF THE BANK GROUP TO BRING ANY ACTION OR PROCEEDING AGAINST A BORROWER, A GUARANTOR OR ITS PROPERTIES, IN THE COURTS OF ANY OTHER JURISDICTION.

                 (b) TO THE EXTENT THAT ANY BORROWER OR ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM JURISDICTION OF ANY COURT OR FROM SET-OFF OR ANY LEGAL PROCESS (WHETHER SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, SUCH BORROWER OR GUARANTOR HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH BORROWER AND EACH GUARANTOR HEREBY AGREES THAT THE WAIVERS SET FORTH IN THIS SECTION 10.12 SHALL HAVE THE FULLEST EXTENT PERMITTED UNDER THE FOREIGN SOVEREIGN IMMUNITIES ACT OF 1976 OF THE UNITED STATES OF AMERICA AND ARE INTENDED TO BE IRREVOCABLE AND NOT SUBJECT TO WITHDRAWAL FOR PURPOSES OF SUCH ACT.

                 Section 10.13 Limitation on Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by a Borrower for the use, forbearance or detention of the money to be loaned under this Agreement or any other Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. To the extent that the Highest Lawful Rate applicable to a Bank is at any time determined by Texas law, such rate shall be the "indicated rate ceiling" described in Section (a)(1) of Article 1.04 of Chapter 1, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended; provided, to the extent permitted by such Article, the Banks from time to time by notice from the Administrative Agent to the Borrowers may revise the aforesaid election of such interest rate ceiling as such ceiling affects the then-current or future balances of the Loans outstanding under the Notes. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, if the maturity of the Notes or the obligations in respect of the other Loan Documents are accelerated for any reason, or in the event of prepayment of all or any portion of the Notes or the obligations in respect of the other Loan Documents by a Borrower or in any other event, earned interest on the Loans and such other obligations of such Borrower may never exceed the maximum amount permitted by applicable law, and any unearned interest otherwise payable under the Notes or the obligations in respect of the other Loan Documents that is in excess of the maximum amount permitted by applicable law shall be canceled automatically as of the date of such acceleration or prepayment or other such event and, if theretofore paid, shall be credited on the principal of the relevant Notes or, if the principal of the relevant Notes has been paid in full, held as collateral for any contingent or unmatured obligation of such Borrower, or, if there are no contingent or unmatured obligations of such Borrower then outstanding, refunded to such Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrowers and the Banks shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement. Chapter 15, Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended (relating to revolving loans and revolving triparty accounts), shall not apply to this Agreement or the Notes or the transactions contemplated hereby.

                 Section 10.14 Indemnification. Each Borrower agrees to indemnify, defend and hold each member of the Bank Group, their Affiliates and their officers, employees, agents, directors, shareholders and Affiliates (collectively, "Indemnified Persons") harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) incurred by or asserted against any Indemnified Person arising out of, in any way connected with, or as a result of (i) the execution and delivery of this Agreement and the other Loan Documents, the performance by the parties hereto and thereto of its obligations hereunder and thereunder (including but not limited to the making of the Commitments of each Bank) and consummation of the transactions contemplated hereby and thereby, (ii) the actual or proposed use of the Letters of Credit or the proceeds of the Loans, (iii) any violation by a Borrower or any of its Subsidiaries of any Requirement of Law, including but not limited to Environmental Laws, (iv) ownership by the Bank Group of any Property following foreclosure under the Security Documents, to the extent such losses, liabilities, damages, judgments, claims, deficiencies or expenses arise out of or result from the presence, disposal or release of any hazardous materials or solid waste in, on or under such property during the period owned, leased or operated by a Borrower or any of its Subsidiaries, including, without limitation, losses, liabilities, damages, judgments, claims, deficiencies or expenses which are imposed under Environmental Laws upon Persons by virtue of their ownership, (v) any member of the Bank Group being deemed an operator of any such real or personal property in circumstances in which no member of the Bank Group is generally operating or generally exercising control over such Property, to the extent such losses, liabilities, damages, judgments, claims, deficiencies or expenses arise out of or result from any hazardous materials or solid waste located in, on or under such property or (vi) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Person is a party thereto; provided that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses that are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, IT IS THE EXPRESS INTENTION OF THE BORROWERS THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS OR REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE, CONCURRENT OR CONTRIBUTORY) OF SUCH INDEMNIFIED

PERSON. THE OBLIGATIONS OF THE BORROWERS UNDER THIS SECTION 10.14 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

                 Section 10.15 Confidentiality. In the event that a Borrower or any of its Subsidiaries provides any member of the Bank Group with written confidential information belonging to such Borrower or any of its Subsidiaries, that has been identified in writing at the time of delivery as "confidential", each member of the Bank Group severally agrees to thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain, (iii) are previously known by the Bank Group from some source other than a Borrower, (iv) are hereafter obtained by or available to any member of the Bank Group from a third party who owes no obligation of confidence to the Borrowers with respect to such information or through any other means, (vi) are disclosed with a Borrower's consent, (vii) must be disclosed either pursuant to any Requirements of Law or to Persons regulating the activities of any member of the Bank Group, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, any member of the Bank Group may disclose any such information to any other Bank, any consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any other Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the member of the Bank Group disclosing such information imposes on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three
(3) years from the date the information was furnished, unless such Borrower requests, in writing at least thirty (30) days prior to the expiration of such three year period, that the Bank Group maintain the confidentiality of such information for an additional three year period. Each Borrower waives any and all other rights it may have to confidentiality as against the Bank Group arising by contract, agreement, statute or law except as expressly stated in this Section 10.15.

                 Section 10.16 Judgment. (a) Rate of Exchange. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under any Loan Document in another currency into Dollars or into a Foreign Currency, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, a Bank could purchase such other currency with Dollars or with such Foreign Currency, as the case may be, in New York City, New York at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

                 (b) Indemnity. The obligation of each Borrower in respect of any sum due from it to the Administrative Agent or any Bank under any Loan Document shall, notwithstanding any judgment in a currency other than Dollars or a Foreign Currency, as the case may be, be discharged only to the extent that on the Business Day next succeeding receipt by the Administrative Agent or such Bank of any sum adjudged to be so due in such other currency, the Administrative Agent or such Bank may, in accordance with normal banking procedures, purchase Dollars or such Foreign Currency, as the case may be, with such other currency. If the Dollars or such Foreign Currency so purchased are less than the sum originally due to such Administrative Agent or such Bank in Dollars or in such Foreign Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Bank against such loss, and if the Dollars or such Foreign Currency so purchased exceed the sum originally due to the Administrative Agent or any Bank in Dollars or in such Foreign Currency, as the case may be, the Administrative Agent or such Bank agrees to remit to such Borrower such excess.

                 Section 10.17 Final Agreement of the Parties. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the date first above written.

                                       BORROWERS:

                                       CORE LABORATORIES N.V. BY: CORE
                                       LABORATORIES INTERNATIONAL B.V.,
                                       ITS SOLE MANAGING DIRECTOR



                                              By:
                                                  ------------------------------
                                              Name:
                                              Title:


                                       CORE LABORATORIES, INC.



                                       By:
                                           -------------------------------------
                                                      Richard L. Bergmark
                                           Chief Financial Officer and Treasurer



                                       CORE LABORATORIES (U.K.) LIMITED



                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                       GUARANTORS:

                                       CORE LABORATORIES N.V. BY: CORE
                                       LABORATORIES INTERNATIONAL B.V.,
                                       ITS SOLE MANAGING DIRECTOR


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:


                                       CORE LABORATORIES, INC.


                                       By:
                                           -------------------------------------
                                                    Richard L. Bergmark
                                           Chief Financial Officer and Treasurer



                                       PROTECHNICS COMPANY


                                       By:
                                           -------------------------------------
                                                    Richard L. Bergmark
                                                         Treasurer

                                       CORE LABORATORIES INTERNATIONAL B.V.


                                       By:
                                           -------------------------------------
                                                     Jacobus Schouten
                                                     Managing Director



                                       CORE LABORATORIES (U.K.) LIMITED


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                       SCOTT PICKFORD plc


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:


                                       SAYBOLT INTERNATIONAL B.V.
                                       SAYBOLT EASTERN HEMISPHERE B.V.


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:


                                       SAYBOLT INC.
                                       SAYBOLT NORTH AMERICA, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                       SAYBOLT VAN DUYN
                                       HOLDING B.V.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       E.W. SAYBOLT & CO. S.A.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       CORE LABORATORIES CANADA LTD.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       CORE LABORATORIES
                                       VENEZUELA S.A.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------



                                       CORE LABORATORIES
                                       AUSTRALIA PTY LTD.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                                                 Banks:

Tranche A Commitment: $13,600,000.00                             BANKERS TRUST COMPANY
Tranche B Commitment:
          $5,754,545.45 Equivalent
Dollar Revolving Commitment: $12,363,636.36
Guilder Revolving Commitment:                                    By:
          $1,236,363.64 Equivalent                                   -------------------------------------
Guilder Swing Line                                               Name:
Commitment $2,500,000.00 Equivalent                                    -----------------------------------
                                                                 Title:
                                                                        ----------------------------------

                                                                 Address:

                                                                 130 Liberty Street, 14th Floor
                                                                 New York, New York 10006
                                                                 Telecopy No.: (212) 250-6029

                                                                 Domestic Lending Office:

                                                                 Bankers Trust Company
                                                                 130 Liberty Street, 14th Floor
                                                                 New York, New York 10006

                                                                 Eurocurrency Lending Office:

                                                                 Bankers Trust Company
                                                                 130 Liberty Street, 14th Floor
                                                                 New York, New York 10006



                                                                 ADMINISTRATIVE AGENT:

                                                                 BANKERS TRUST COMPANY, as
                                                                 Administrative Agent



                                                                 By:
                                                                     -------------------------------------
                                                                 Name:
                                                                       -----------------------------------
                                                                 Title:
                                                                        ----------------------------------

Tranche A Commitment: $15,400,000.00                             NATIONSBANK, N.A.
Tranche B Commitment:
         $4,200,000.00 Equivalent
Dollar Revolving Commitment: $14,000,000.00
Guilder Revolving Commitment:
         $1,400,000.00 Equivalent                                By:
Guilder Swing Line                                                   -------------------------------------
Commitment: $2,500,000.00 Equivalent                             Name:
                                                                       -----------------------------------
                                                                 Title:
                                                                        ----------------------------------


                                                                 Address:

                                                                 700 Louisiana, 7th Floor
                                                                 Houston, Texas 77002
                                                                 Telecopy No.: (713) 247-7748

                                                                 Domestic Lending Office:

                                                                 NationsBank, N.A.
                                                                 Attn:    Jennifer Textus
                                                                 700 Louisiana
                                                                 Houston, Texas 77002
                                                                 Telecopy No.: (713) 247-7748
                                                                 Eurocurrency Lending Office:

                                                                 NationsBank, N.A.
                                                                 Attn:    Jennifer Textus
                                                                 700 Louisiana
                                                                 Houston, Texas 77002
                                                                 Telecopy No.: (713) 247-7748


                                                                 SYNDICATION AGENT:

                                                                 NATIONSBANK, N.A.,
                                                                 as Syndication Agent and as Issuing Bank

                                                                 By:
                                                                     -------------------------------------
                                                                 Name:
                                                                       -----------------------------------
                                                                 Title:
                                                                        ----------------------------------

Tranche A Commitment: $11,000,000.00                             CIBC INC
Tranche B Commitment:
       $3,000,000.00  Equivalent
Dollar Revolving Commitment: $10,000,000.00
Guilder Revolving Commitment:                                    By:
       $1,000,000.00 Equivalent                                      -------------------------------------
                                                                 Name:
                                                                       -----------------------------------
                                                                 Title:
                                                                        ----------------------------------


                                                                 Address:

                                                                 909 Fannin, Suite 1200
                                                                 Houston, Texas  77010
                                                                 Telecopy No.:  (713) 650-3727

                                                                 Domestic Lending Office:

                                                                 909 Fannin, Suite 1200
                                                                 Houston, Texas  77010
                                                                 Telecopy No.:  (713) 650-3727

                                                                 Eurocurrency Lending Office:

                                                                 909 Fannin, Suite 1200
                                                                 Houston, Texas  77010
                                                                 Telecopy No.:  (713) 650-3727

Tranche A Commitment: $7,500,000.00                              BANQUE PARIBAS
Tranche B Commitment:
         $0 Equivalent
Dollar Revolving Commitment: $6,818,181.82
Guilder Revolving Commitment:
         $681,818.18 Equivalent                                  By:
                                                                     -------------------------------------
                                                                 Name:
                                                                       -----------------------------------
                                                                 Title:
                                                                        ----------------------------------


                                                                 By:
                                                                     -------------------------------------
                                                                 Name:
                                                                       -----------------------------------
                                                                 Title:
                                                                        ----------------------------------


                                                                 Address:

                                                                 1200 Smith, Suite 3100
                                                                 Houston, Texas 77002

                                                                 Domestic Lending Office:

                                                                 1200 Smith, Suite 3100
                                                                 Houston, Texas 77002

                                                                 Eurocurrency Lending Office:

                                                                 1200 Smith, Suite 3100
                                                                 Houston, Texas 77002

Tranche A Commitment: $7,500,000 Equivalent                      FIRST NATIONAL BANK OF
Tranche B Commitment:                                            COMMERCE
          $2,045,454.55 Equivalent
Dollar Revolving Commitment: $6,818,181.82
Guilder Revolving Commitment:                                    By:
          $681,818.18 Equivalent                                     -------------------------------------
                                                                 Name:
                                                                       -----------------------------------
                                                                 Title:
                                                                        ----------------------------------


                                                                 Address:

                                                                 201 St. Charles Ave., 28th floor
                                                                 New Orleans, Louisiana  70170
                                                                 Telecopy No.: (504) 561-1316

                                                                 Domestic Lending Office:
                                                                 201 St. Charles Ave., 8th floor
                                                                 New Orleans, Louisiana  70170
                                                                 Telecopy No.: (504) 561-1316

                                                                 Eurocurrency Lending Office:

                                                                 210 Barrone Street
                                                                 New Orleans, Louisiana
                                                                 Telecopy No.: (504) 561-1316

                                    ANNEX  A
                                  DEFINITIONS

                 "Administrative Agent" has the meaning specified in the introduction to this Agreement.

                 "Affiliate" means, when used with respect to any Person, any other Person (including any member of the immediate family of any such natural person) who directly or indirectly beneficially owns or controls ten percent (10%) or more of the total voting power of shares of capital stock of such Person having the right to vote for directors under ordinary circumstances or any Person controlling, controlled by or under common control with any such Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agent Account" means (a) in the case of the Loans denominated in Dollars or in any Foreign Currency, the account of the Administrative Agent maintained by the Administrative Agent at the location specified opposite the currency in which such Loans are denominated on Schedule 1.01-A and (b) in any such case, such other account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Borrowers and the Banks for such purpose.

                 "Agreement" means this Credit Agreement, as the same may from time to time be amended, supplemented or modified and in effect.

                 "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Loan and such Bank's Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan as designated by said Bank from time to time.

                 "Applicable Margin" has the meaning specified in Section 2.10.

                 "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee and accepted by the Parent, the Issuing Bank and the Administrative Agent, in substantially the form of Exhibit
10.02 hereto.

                 "Available Revolving Commitment" means, with respect to each Bank, the sum of (i) the excess of (A) the Dollar Revolving Commitment of such Bank in effect at such time over (B) such Bank's Commitment Percentage of the Dollar Revolving Credit Outstanding at such time provided, for purposes of this definition, Letters of Credit outstanding pursuant to Section 6.01(g) shall not be considered to be Outstanding Letters of Credit and (ii) the excess of (A) the Guilder Revolving Commitment of such Bank in effect over (B) such Bank's Commitment Percentage of all amounts outstanding under the Guilder Revolving Loans at such time.

                 "Bank Group" means, collectively, the Administrative Agent, the Syndication Agent, the Issuing Bank and the Banks.

                 "Banks" has the meaning specified in the introduction to this Agreement.

                 "Base Rate" means, as of any particular date, the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) equal to the greater of (a) the Prime Rate per annum in effect on such day, and
(b) the Federal Funds Rate in effect on such day plus  1/2 of 1% per annum.

                 "Base Rate Borrowing" means a Borrowing consisting of Base Rate Loans.

                 "Base Rate Loan" means a Tranche A Loan or a Dollar Revolving Loan that the applicable Borrower has designated, or is deemed to have designated, as such in accordance with Article II.

                 "Borrower Account" means (a) in the case of a Loan denominated in Dollars or in any Foreign Currency, the account of one or more Borrowers maintained by such Borrower(s) at the location specified for such Borrower(s) opposite the currency in which such Loans are denominated on Schedule 1.01-B and (b) in any such case, such other account of the Borrowers (or any one of them) as is agreed in writing from time to time among the Borrowers and the Administrative Agent.

                 "Borrowers" has the meaning specified in the introduction to this Agreement.

                 "Borrowing" means any or each, as the context may require, of a Revolving Borrowing, a Tranche A Borrowing or a Tranche B Borrowing.

                 "Borrowing Date" means, when used with respect to the initial funding of any Borrowing, the date upon which the proceeds of such Borrowing are to be made available to a Borrower.

                 "Borrowing Request" has the meaning specified in Section
2.02(a).

                 "BTCo" means Bankers Trust Company.

                 "Business Day" means any day of the year on which banks are not required or authorized by law to close in New York, New York, and, if the applicable Business Day relates to any Eurocurrency Rate Loan, on which dealings are carried on in the London interbank market and banks are open for business in the country of issue of the currency of such Eurocurrency Rate Loan, as the case may be.

                 "Capital Expenditures" means, as to any Person for any period, the expenditures and costs made by such Person and its Subsidiaries (on a consolidated basis) during such period (as stated in the statement of cash flows for such Person and its Subsidiaries) that, in accordance with GAAP consistently applied, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the consolidated balance sheet of such Person, provided the acquisitions of Saybolt and Scott Pickford and other, similar acquisitions shall not be considered capital expenditures for purposes hereof. Unless otherwise specified, references to Capital Expenditures shall be to those of the Parent and its Subsidiaries (on a consolidated basis).

                 "Capital Lease" means, as to the Parent and its Subsidiaries, any lease or rental agreement in respect of which such Person's obligations as lessee under such lease or rental agreement constitute obligations which shall have been in accordance with GAAP, capitalized on the balance sheet of such Person.

                 "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by a government of a country which is a member of the OECD (or any agency or instrumentality of the United States Government, provided, that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any commercial bank of recognized standing located in a member country of the OECD having capital and surplus in excess of $500,000,000 or its Equivalent as of its most recent financial statements or (z) any bank located in a member country of the OECD (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-2 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any Approved Bank, (iv) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) though (iv) above.

                 "Casualty Proceeds" means funds received based on any loss covered by insurance, as a result of seizure, condemnation, eminent domain or forced exchange of assets.

                 "CERCLA" shall have the meaning provided in the definition of "Environmental Laws."

                 "Change of Control" means any of (a) the acquisition by any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (excluding underwriters in the course of their distribution of voting stock in an underwritten public offering, First Britania Mezzanine B.V. or Stephen P. Weinroth), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 30% or more of the voting power of the outstanding shares of voting stock of the Parent, (b) 50% or more of the members of the Board of Directors of the Parent on any date shall not have been (i) members of the Board of Directors of the Parent on the date 12 months prior to such date or (ii) approved (by recommendation, nomination, election or otherwise) by Persons who constitute at least a majority of the members of the Board of Directors of the Parent as constituted on the date 12 months prior to such date, (c) all or substantially all of the assets of the Parent are sold in a single transaction or series or related transactions to any Person, (d) the Parent merges or consolidates with or into any other Person, with the effect that immediately after such transaction the stockholders of the Parent immediately prior to such transaction hold less than a majority of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction or (e) the Parent shall cease to own or control, directly or indirectly, one-hundred percent (100%) of the stock of either the UK Borrower or the US Borrower.

                 "Collateral" means all Collateral as defined in each of the Pledge Agreements.

                 "Commitment" means as to any Bank, the sum of such Bank's Tranche A Commitment, Tranche B Commitment, Dollar Revolving Commitment and Guilder Revolving Commitment.

                 "Commitment Fee" has the meaning specified in Section 2.07(c).

                 "Commitment Percentage" means, as to any Bank, a percentage determined pursuant to the following formula: (C / T) X 100 = CP; where C is such Bank's Commitment (without giving effect to any termination of the Commitments pursuant to Section 7.01), T is the Total Commitment (without giving effect to any termination of the Commitments pursuant to Section 7.01) and CP is such percentage; provided with respect to Guilder Swing Line Loans the Commitment Percentage of each Guilder Swing Line Bank shall be fifty percent (50%) and all other Bank's Commitment Percentage shall be zero, and provided further, with respect to the Tranche B Loan, Banque Paribas' Commitment Percentage shall be zero and Bankers Trust Company's Commitment Percentage for the Tranche B Loan only shall be increased by the same amount that Banque Paribas' Commitment Percentage is decreased.

                 "Communications" has the meaning specified in Section 10.03.

                 "Conversion Date" means, when used with respect to the Conversion of any group of Loans, the date such Loans are to be Converted into Loans of another Type pursuant to Section 2.02 or otherwise in accordance with
Article II.

                 "Conversion Notice" has the meaning specified in Section
2.02(c).

                 "Convert," "Conversion" and "Converted" each refers to a conversion of Loans of one Type into Loans of another Type pursuant to Section 2.02(c) or otherwise in accordance with Article II.

                 "Cover" means payment to the Administrative Agent in immediately available funds in the applicable currency (or the Dollar Equivalent) of any undrawn portions of any Letters of Credit, to be held by the Administrative Agent in an account under the sole dominion and control of the Administrative Agent, for the benefit of the Bank Group, as security for the Obligations with respect to such Letters of Credit until the earlier of (A) the occurrence in Section 2.06 which necessitated such Cover no longer exists or
(B) such time as the Letters of Credit have been terminated and all obligations of the US Borrower to the Bank Group (including the Issuing Bank) in respect thereof have been paid in full (at which time the Administrative Agent shall remit the amount of such Cover, in immediately available funds, at the direction or instruction of the US Borrower).

                 "Credit Parties" means the Borrowers and the Guarantors.

                 "Current Assets" means, for any Person, the current assets of such Person determined on a consolidated basis in accordance with GAAP.

                 "Current Liabilities" means, for any Person, the current liabilities of such Person determined on a consolidated basis in accordance with GAAP, provided any amount due under any of the Loans shall not be a current liability for purposes hereof.

                 "Date of Determination" means any Business Day upon which a Borrower delivers to the Administrative Agent a Borrowing Request or a Notice of Conversion, or to the Issuing Bank a Letter of Credit Request, and such other date upon which the Equivalent in Dollars of a Loan made in a Foreign Currency or other amount outstanding in a currency other than Dollars is determined by the Administrative Agent or the Issuing Bank.

                 "Debt Proceeds" means the proceeds received from the issuance of any note, bond, debenture or other debt instrument of any type, public or private other than Indebtedness permitted under Section 6.01.

                 "Default" means an Event of Default or an event or condition which with the giving of notice or the lapse of time or both could, unless cured or waived, become an Event of Default.

                 "Default Rate" has the meaning specified in Section 2.07(a).

                 "Derivatives" means, with respect to any Person, foreign exchange transactions and commodity, currency and interest rate swaps, floors, caps, collars, forward sales, options, other similar transactions and combinations of the foregoing.

                 "Dollar Revolving Commitment" means the amount set forth on the signature page of each Bank hereto under the caption "Dollar Revolving Commitment," as such amount may be reduced pursuant to this Agreement.

                 "Dollar Revolving Credit Outstanding" means, at any time, without duplication, the sum of (i) the aggregate unpaid principal amount of the Dollar Revolving Loans and (ii) the Outstanding Letters of Credit.

                 "Dollar Revolving Loan" means a Revolving Loan to the Parent or the US Borrower made in US Dollars pursuant to Section 2.01(c).

                 "Dollar Revolving Note" means a promissory note of the Parent or the US Borrower payable to the order of a Bank, in substantially the form of
Exhibit 2.04(c), evidencing the aggregate indebtedness of such Borrower to such Bank resulting from the Dollar Revolving Loans made by such Bank, together with all modifications, extensions, renewals and rearrangements thereof from time to time in effect.

                 "Dollars" and "$" each means lawful currency of the United States.

                 "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" below its name on its signature page hereto, or such other office of such Bank as such Bank may from time to time specify in writing to the Borrower and the Administrative Agent.

                 "Dutch Guilders" means the lawful currency of the Kingdom of The Netherlands.

                 "EBITDA" means for any period, (a) the sum of the following:
(i) the Net Income for such period, (ii) the amount of amortization or write-off of deferred financing costs which were deducted from gross income in determining such Net Income for such period, (iii) the amount of depreciation and amortization expense which was deducted from gross income in determining such Net Income for such period, (iv) the amount of Interest Expense which was deducted in the calculation of such Net Income for such period, (v) the amount of income taxes deducted in the calculation of such Net Income for such period, and (vi) the Fiscal Year ending December 31, 1997, the actual one-time restructuring charges and transaction costs, up to a maximum of $10,000,000.00 incurred in connection with the acquisition of Saybolt and Scott Pickford, less
(b) (1) any interest income included in the calculation of Net Income for such period, (2) the amount of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains which were added in the calculation of such Net Income for such period, and (3) other cash flow of non-

Credit Parties that is not available to any of the Borrowers due to currency controls, limits on dividend or profit repatriations, local tax requirements or similar laws or regulations, all as determined on a consolidated basis in accordance with GAAP. In calculating the consolidated EBITDA of the Parent after the acquisition of Saybolt and Scott Pickford (but no other companies), the historical EBITDA of such companies for the preceding twelve (12) months, or other relevant calculation period, as shown by said companies' most recent audited financial statements and subsequent unaudited interim statements, shall be considered as part of the Parent's consolidated EBITDA as of the date of such acquisition (or next month or quarter-ending period), provided, there shall be added to such historical EBITDA such increases as are caused by synergies and cost savings resulting from acquisitions as the Majority Banks, in their sole discretion, shall agree are likely to be achieved, such adjustments to be annualized for the twelve (12) month period in question and to reduce with each subsequent monthly or quarterly calculation of EBITDA on a rolling twelve (12) month or four (4) quarter basis.

                 "Effective Date" means the date on which the conditions to effectiveness set forth in Article III to this Agreement are first satisfied.

                 "Eligible Assignee" means (i) any Bank or any Affiliate of any Bank; (ii) a commercial bank organized under the laws of the United States, or any state thereof, having deposits rated in either of the two highest generic letter rating categories (without regard to subcategories) from either S&P or Moody's; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; (v) any other Person which is an "accredited investor" (as defined in Regulation D of the Securities Act of 1933) that extends credit or buys loans as one of its businesses, including insurance companies mutual funds and lease financing companies; and
(vi) any other financial institution approved by the Borrowers, the Issuing Bank and the Administrative Agent.

                 "Environmental Laws" means federal, state or local laws of any country, rules or regulations, and any judicial, arbitral or administrative interpretations thereof, including, without limitation, any judicial, arbitral or administrative order, judgment, permit, approval, decision or determination pertaining to health, safety or the environment in effect at the time in question, including, without limitation, the Oil Pollution Act of 1990, as amended ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act, as amended, the Resource Conservation and Recovery Act ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendment and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, comparable state and local laws, and other environmental conservation and protection laws. The terms "hazardous substance," "release" and "threatened release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA and the term "oil" shall have the meaning specified in OPA; provided, that (i) in the event either CERCLA, RCRA or OPA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement, and (ii) to the extent the laws of the state or states in which any Property of the Borrowers or their Subsidiaries is located establish a meaning for "hazardous substance," "release," "threatened release," "solid waste," "disposal" or "oil" which is broader than that specified in CERCLA, RCRA or OPA, such broader meaning shall apply.

                 "Equivalent" means (a) in Dollars with respect to any Foreign Currency on any Date of Determination, the equivalent amount in Dollars of such Foreign Currency determined by using the quoted spot rate at which BTCo's principal office in New York City, New York offers to exchange Dollars for such Foreign Currency in New York City, New York, at the opening of business on such date and (b) in any Foreign Currency with respect to Dollars on any Date of Determination, the equivalent in such Foreign Currency of Dollars determined by using the quoted spot rate at which BTCo's principal office in New York City, New York, offers to exchange such Foreign Currency for Dollars in New York City, New York, at the opening of business on such date, provided, if any Equivalent currency is being computed due to an issuance, presentment or payment in respect of, or for, any Letter of Credit (or any fees associated therewith), it shall be determined by the Issuing Bank at the office at which the applicable Letter of Credit was issued by it in accordance with its customary business practice for such determination.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

                 "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Parent, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower,
(iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Parent, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above or (iv) other Person required to be aggregated with the Parent or an ERISA Affiliate thereof, as defined above, pursuant to Section 414(o) of the Internal Revenue Code.

                 "Eurocurrency Event" has the meaning specified in Section 2.13(a).

                 "Eurocurrency Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurocurrency Lending Office" below its name on its signature page hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify in writing to the Borrowers and the Administrative Agent.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Eurocurrency Rate" means, with respect to each Interest Period for each Eurocurrency Rate Loan, the quotient of (a) (i) the composite offered rate for London interbank deposits (rounded to the nearest 1/16 of 1%) for deposits of US dollars, Pounds Sterling or Dutch Guilders, as applicable, for a period equivalent to the Interest Period to be applicable to such Eurocurrency Rate Loan, determined as of 11:00 a.m. (London time) on the date which is two (2) Business Days prior to the commencement of such Interest Period in the case of a Eurodollar Rate Loan denominated in Dollars and three
(3) Business Days prior to the commencement of such Interest Period in the case of a Eurocurrency Rate Loan denominated in a Foreign Currency, and which, at the sole option of the Administrative Agent, may be the rate which is displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) or such other page as may replace such page 3750 or otherwise be applicable on such system; or (ii) if the rate in clause (i) is not so displayed on such date, or the Administrative Agent chooses not to use such screen shall be the arithmetic average (rounded to the nearest 1/16 of 1%) of the offered quotation to first-class banks in the interbank Eurocurrency market by the Administrative Agent for deposits of Dollars, Pounds Sterling or Dutch Guilders, as applicable, of an amount in same day funds comparable to the outstanding principal amount of the Eurocurrency Rate Loan of the Administrative Agent (in its capacity as a Bank) for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurocurrency Rate Loan, determined as of 10:00 a.m. (New York time) on the date which is two Business Days in the case of Eurocurrency Rate Loans denominated in Dollars and three (3) Business Days in the case of Eurocurrency Rate Loans denominated in a Foreign Currency prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor category of liabilities under Regulation D).

                 "Eurocurrency Rate Borrowing" means a Borrowing consisting of Eurocurrency Rate Loans.

                 "Eurocurrency Rate Loan" means a Loan that a Borrower has designated, or is deemed to have designated, as such in accordance with Article II.

                 "Events of Default" has the meaning specified in Section 7.01.

                 "Excepted Liens" has the meaning specified in Section 6.02.

                 "Execution Date" means the date upon which this Agreement shall have been executed by the Credit Parties and the Bank Group.

                 "Existing Letters of Credit" shall mean those currently outstanding letters of credit described on Schedule 1.01-C.

                 "Facing Fees" has the meaning specified in Section
2.10(b)(ii).

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                 "Fee Letter" means that certain letter agreement dated April 24, 1997, by and between the Administrative Agent, the Syndication Agent and the Borrowers.

                 "Fixed Charges" means, for any Person for any period, (without duplication) the sum of (a) all Interest Expense, plus (b) the aggregate rentals paid under Capital Leases, plus (c) all Capital Expenditures, plus (d) cash taxes actually paid (or required to be paid), plus (e) the sum of the aggregate amount of all scheduled principal payments required to be made on account of Indebtedness of such Person, in all cases, prepared on a consolidated basis to the extent applicable.

                 "Foreign Currencies" means (a) in the case of the Tranche B Loans, Pounds Sterling, and (b) in the case of Guilder Swing Line Loans, Dutch Guilders.

                 "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date of this Agreement, it being understood and agreed that determinations in accordance with GAAP are subject to Section 1.02.

                 "Governmental Authority" means, with respect to any Person, any nation or government, any federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any court, tribunal, department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign or domestic that has jurisdiction over such Person or its Property.

                 "Guaranties" means, as to any Person, all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or, in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor') in any manner, whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation or
(ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

                 "Guarantors" means, as of the Effective Date, the Persons executing this Agreement as a Guarantor and shall include each Borrower in respect of the Loans made to the other Borrowers, and thereafter any other Subsidiary hereafter executing and delivering a Guaranty Agreement pursuant to
Section 5.10.

                 "Guaranty Agreements" means the form of Guaranty consisting of
Article IX and each Guaranty Agreement issued pursuant to Section 5.10 executed by the Guarantors in favor of the Administrative Agent and the Banks, as same may be amended, supplemented, restated or otherwise modified from time to time.

                 "Guilder Revolving Commitment" means the amount set forth on the signature page of each Bank hereto under the caption "Guilder Revolving Commitment" as such amount may be reduced pursuant to this Agreement and includes the Guilder Swing Line Commitment.

                 "Guilder Revolving Loan" means a Revolving Loan to the Parent pursuant to Section 2.01(d).

                 "Guilder Revolving Note" means a promissory note of the Parent payable to the order of a Bank substantially in the form of Exhibit 2.04(d) evidencing the aggregate indebtedness of the Parent to such Bank resulting from the Guilder Revolving Loans made by such Bank together with all modifications, extensions, renewals and rearrangements thereof from time to time in effect.

                 "Guilder Swing Line Commitment" means the obligation of the Guilder Swing Line Banks to make the Guilder Swing Line Loans pursuant to
Section 2.01(e), and is part of the "Guilder Revolving Commitment."

                 "Guilder Swing Line Loan" has the meaning specified in Section 2.01(e).

                 "Guilder Swing Line Note" means a promissory note of the Parent payable to the order of a Guilder Swing Line Bank substantially in the form of Exhibit 2.04(e) evidencing the aggregate indebtedness of the Parent to such Guilder Swing Line Bank resulting from the Guilder Swing Line Loans made by such Guilder Swing Line Bank together with all modifications, extensions, renewals, and rearrangements thereof from time to time in effect.

                 "Guilder Swing Line Banks" means Bankers Trust Company and NationsBank, N.A.

                 "Highest Lawful Rate" means, as to any Bank, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, such Bank is then permitted to charge a Borrower on the Loans made to such Borrower or the other obligations of such Borrower hereunder, and as to any other Person, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, such Person is then permitted to charge with respect to the obligation in question. If the maximum rate of interest which, under applicable law, the Banks are permitted to charge a Borrower on the Loans made to such Borrower or the other obligations of such Borrower hereunder shall change after the Execution Date, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Borrowers or any other Person.

                 "Home Jurisdiction Withholding Taxes" means (a) in the case of the Parent, withholding taxes imposed by the Kingdom of The Netherlands, (b) in the case of the US Borrower, United States back-up withholding taxes and United States withholding taxes and (c) in the case of the UK Borrower, United Kingdom withholding taxes.

                 "Indebtedness" of any Person means without duplication: (a) any obligation of such Person for borrowed money, including: (i) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments and (ii) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by any asset of such Person, (b) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (c) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person's business that have been outstanding less than ninety (90) days since the date of the related invoice or longer if such payables are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in accordance with GAAP, (d) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases, (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money), (f) liabilities in respect of Derivatives, (g) Guaranties by such Person to the extent required pursuant to the definition thereof, and (h) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person; provided that if such Indebtedness is non-recourse, then only to the extent of the fair market value of the Property securing such Indebtedness.

                 "Indemnified Person" has the meaning specified in Section 10.14(a).

                 "Interest Expense" means, for any period, the aggregate of all interest expense deducted in the calculation of the Net Income for such period.

                 "Interest Period" means, for each Eurocurrency Rate Loan comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Loan or the date of the Conversion of such Eurocurrency Rate Loan, as applicable, and ending on the last day of the period selected by the relevant Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3, or 6 months; provided, that:

                 (i) a Borrower may not select any Interest Period for a Loan that ends after the Termination Date;

                 (ii) No more than two (2) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of different durations;

                 (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                 (iv) no Interest Period with respect to any Tranche A Loan or Tranche B Loan may be elected that would extend beyond any Scheduled Payment Date if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such Loans maintained as Eurocurrency Rate Loans with Interest Periods ending after such Scheduled Payment Date would exceed the aggregate principal amount of such Loans permitted to be outstanding after such Scheduled Payment Date; and

                 (v) no Interest Period may be elected at any time when a Default or Event of Default is then in existence if the Administrative Agent or the Majority Banks have determined that such an election at such time would be disadvantageous to the Banks.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time (or any successor statute), and the regulations promulgated thereunder.

                 "Issuing Bank" has the meaning specified in the introduction to this Agreement.

                 "L/C Fees" has the meaning specified in Section 2.10(b)(i).

                 "Letter of Credit" has the meaning specified in Section 2.01(c)(ii).

                 "Letter of Credit Request" has the meaning specified in
Section 2.03(a).

                 "Letter of Credit Sublimit" means, as of the Date of Determination, the amount equal to the lesser of (a) the Total Dollar Revolving Commitment less the principal amount of the Dollar Revolving Credit Outstanding as of such date and (b) $5,000,000,00.

                 "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any Property of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                 "Loans" means any or each, as the context may require, of a Revolving Loan, a Tranche A Loan or a Tranche B Loan.

                 "Loan Documents" means this Agreement, the Notes, the Letters of Credit, the Security Documents, the Guaranty Agreements and all other agreements, instruments and documents, including, without limitation, security agreements, notes, warrants, guaranties, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, the Subordination Agreement, assignments, collateral assignments, letter agreements, contracts, notices, leases, amendments, financing statements, Letter of Credit applications and reimbursement agreements, and all other writings heretofore, now, or hereafter executed by or on behalf of a Borrower or any of its Subsidiaries, any of their respective Affiliates or any other Person in connection with or relating to this Agreement, together with all agreements, instruments and documents referred to therein or contemplated thereby.

                 "Majority Banks" means at any time Banks holding at least sixty six and two-thirds percent (66 2/3%) of the then aggregate unpaid principal amount of the Loans or, if no Loans are outstanding, Banks having Commitment Percentages in the aggregate equal to at least sixty-six and two-thirds percent (66 2/3%).

                 "Mandatory Liquid Assets Costs Rate" means, in relation to any Tranche B Loan, the rate determined in accordance with Schedule 1.01-D.

                 "Margin Ratio" has the meaning specified in Section 2.07(d).

                 "Margin Ratio Certificate" has the meaning specified in
Section 5.01(c).

                 "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Borrowers and their Subsidiaries taken as a whole.

                 "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets, prospects, or properties of any Borrower individually or of the Parent and its Subsidiaries on a consolidated basis or (b) the ability of any of the Borrowers or the Parent and its Subsidiaries on a consolidated basis to perform their obligations under this Agreement and the other Loan Documents, or (c) the validity or enforceability of this Agreement or the other Loan Documents.

                 "Multiemployer Plan" means any employee benefit plan that is a "multiemployer plan," as such term is defined in section 4001(a)(3) of ERISA.

                 "Net Income" means, for any period, the consolidated net earnings of the Parent and its Subsidiaries for such period, determined in accordance with GAAP.

                 "Net Sales Proceeds" means the net proceeds received from the sale of an asset (other than inventory and surplus or obsolete equipment) not in the ordinary course of business after deducting all closing costs, commissions, release payments and similar items (but not any income tax liability).

                 "Net Worth" means, for any Person as of any date, the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of such Person and its Subsidiaries prepared as of such date in accordance with GAAP.

                 "Notes" means the Revolving Notes, Tranche A Notes and the Tranche B Notes.

                 "Obligations" means all obligations, Indebtedness and liabilities of any Borrower or any of its Subsidiaries to any member of the Bank Group, now existing or hereafter arising under or in connection with any Loan Document, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligations, Indebtedness and liabilities of any Borrower under the Notes or otherwise pursuant to the terms of the other Loan Documents, and all interest accruing thereon (including any interest that accrues after the commencement of any proceeding by or against any Borrower or any other Person under any bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or other debtor relief law) and all reasonable attorneys' fees and other reasonable and customary expenses incurred in the collection or enforcement thereof.

                 "OECD" means the Organization for Economic Cooperation and Development.

                 "Other Activities" has the meaning specified in Section 8.03.

                 "Other Benefit Plan" means any employee benefit plan, within the meaning of Section 3(3) of ERISA, employment or other compensation plan, program or contract, including, without limitation, a "cafeteria plan" under
Section 125 of the Internal Revenue Code, under any of which the Borrowers or any Subsidiary of the Borrowers have any liability or obligation, but excluding any Pension Plan or Multiemployer Plan.

                 "Other Financings" has the meaning specified in Section 8.03.

                 "Other Taxes" has the meaning specified in Section 2.11(b).

                 "Outstanding Letters of Credit" means, at any time without duplication, the sum of (i) the aggregate undrawn face amount of the Letters of Credit and Existing Letters of Credit then outstanding, (ii) the aggregate amount of unpaid reimbursement obligations in respect of Letters of Credit issued hereunder and Existing Letters of Credit and (iii) the aggregate amount of letters of credit outstanding as permitted by Section 6.01(g). To the extent the face amount of any Letters of Credit (including letters of credit permitted by Section 6.01(g)) are denominated in a currency other than Dollars, the Outstanding Letters of Credit shall be determined by reference to the Equivalent thereof in Dollars as of the applicable Date of Determination.

                 "Parent" has the meaning specified in the introduction to this Agreement.

                 "Payment Date" means the last day of any calendar quarter, commencing June 30, 1997.

                 "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                 "Pension Plan" means any employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code, and in respect of which the Borrowers, or any ERISA Affiliate. or Subsidiary is an "employer" as defined in Section 3(5) of ERISA or has any liability or obligations.

                 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or Governmental Authority.

                 "Pledge Agreements" means the Pledge Agreements, the Charges over Shares and the Pledge Deeds, each dated the Execution Date, executed by the owners of the stock being pledged thereunder in favor of the Administrative Agent, pledging the capital stock of certain of the Parent's direct and indirect Subsidiaries as collateral for the Obligations, as same may be amended, supplemented, restated or otherwise modified from time to time.

                 "Pounds Sterling" means the lawful currency of the United Kingdom.

                 "Prime Rate" means, the rate per annum which BTCo announces from time to time as its "prime lending rate," the Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                 "Process Agent" has the meaning specified in Section 10.12(a).

                 "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "Refunded Guilder Swing Line Loan" has the meaning specified in Section 2.01(e)(ii).

                 "Register" has the meaning specified in Section 10.02(c).

                 "Regulations D, G, U, T and X" means the corresponding regulation of the Board of Governors of the Federal Reserve System as the same is from time to time in effect, and all official rulings and interpretations thereunder of thereof.

                 "Reimbursement Amount" has the meaning specified in
Section 2.03(c).

                 "Reimbursement Date" has the meaning specified in
Section 2.03(c).

                 "Reimbursement Notice" has the meaning specified in
Section 2.03(c).

                 "Repayment Percentage" has the meaning specified in
Section 2.06(a).

                 "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder.

                 "Requirements of Environmental Laws" means the requirements of any applicable Environmental Law relating to or affecting the Borrowers or any of their Subsidiaries or the condition or operation of such Person's business or its Properties.

                 "Requirements of Law" means, as to any Person, any applicable federal, state or local law, rule or regulation, permit or other binding determination of any Governmental Authority, whether foreign or domestic having jurisdiction over such Person or its Properties.

                 "Responsible Officer" means, as to any Person, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer of such Person, or any employee of such Person designated in writing as a Responsible Officer by the Chief Executive Officer of such Person.

                 "Restricted Disbursement" means, as to any Person, any: (a) loan or advance to or investment in any other Person, or any commitment to make such a loan, advance or investment in any other Person; (b) acquisition by such Person of or investments by such Person in the debt of or equity of, and any capital contribution (including capital contributions by transfer of assets or services) by such Person to, another Person; (c) purchase, redemption or exchange of any shares of any class of capital stock of such Person or any options, rights or warrants to purchase any such stock or setting aside funds for any such purpose; (d) declaration or payment of any dividends on shares of any class of capital stock of such Person (other than dividends payable in capital stock, or rights to acquire capital stock, of such Person); (e) distribution to a sinking fund or other payment or distribution made to or for the benefit of any holders of the capital stock of such Person with respect to such capital stock (other than distributions payable in capital stock, or rights to acquire capital stock, of such Person) or setting aside funds for any such purpose; and (f) Capital Expenditures of such Person.

                 "Revolving Borrowing" means a group of Revolving Loans of a single Type made by the Banks, or Converted into such, as applicable, on a single date and may be a Dollar Revolving Loan, a Guilder Revolving Loan or a Guilder Swing Line Loan and, in the case of a Revolving Loan that is also a Eurocurrency Rate Loan, as to which a single Interest Period is in effect.

                 "Revolving Loan" means Dollar Revolving Loans, Guilder Revolving Loans and Guilder Swing Line Loans.

                 "Revolving Notes" means Dollar Revolving Notes, Guilder Revolving Notes and Guilder Swing Line Notes.

                 "Saybolt" means Saybolt International B.V., a company organized under the laws of the Kingdom of The Netherlands.

                 "Scheduled Payment Date" means the last day of each calendar quarter commencing March 31, 1999.

                 "SEC" means the Securities and Exchange Commission and any successor agency.

                 "Scott Pickford" means Scott Pickford plc, (or Scott Pickford, Limited) a company organized under the laws of England and Wales.

                 "Security Documents" shall mean the Pledge Agreement and, when executed and delivered, as each may be amended from time to time, and any other security agreement or pledge agreement, assignment, mortgage or any other agreement, in form and substance satisfactory to the Administrative Agent and the Majority Banks, executed and delivered by a Borrower or any other Person in connection with or pursuant to this Agreement for the purpose of creating a Lien on any of its Property or assets, as it may be modified or amended from time to time.

                 "Subordination Agreement" means a Subordination Agreement, permitting such payments on the subordinate debt described therein as may be acceptable to the Majority Banks and otherwise in the form of Exhibit 1.01-C, as the same may be amended or modified from time to time.

                 "Subsidiary" means, as to any Person, any other Person in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such other Person, and any partnership or joint venture if either (i) more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or (ii) such Person or one or more of its Subsidiaries is a general partner in such partnership or joint venture. Unless otherwise indicated (or the context requires otherwise) references to a Subsidiary shall be to a Subsidiary of a Borrower.

                 "Syndication Agent" has the meaning specified in the introduction to this Agreement.

                 "Taxes" has the meaning specified in Section 2.11(a).

                 "Termination Date" means July 1, 2002 or, in the case of the Revolving Commitments, such earlier date on which the Revolving Commitments are terminated pursuant to Section 2.05 or Section 7.01.

                 "Total Commitment" means, as of any date, an amount equal to the sum of the Banks' Commitments, as of such date.

                 "Total Dollar Revolving Commitment" means, as of any date, an amount equal to the sum of the Banks' Dollar Revolving Commitments as of such date, which shall never exceed $50,000,000.00.

                 "Total Guilder Revolving Commitment" means, as of any date, an amount equal to the sum of the Banks' Guilder Revolving Commitments as of such date, which shall never exceed $5,000,000.00

                 "Total Revolving Commitment" means the sum of the Total Dollar Revolving Commitment and the Total Guilder Revolving Commitment.

                 "Total Tranche A Commitment" means, as of any date, an amount equal to the sum of the Banks' Tranche A Commitments as of such date, which shall never exceed $55,000,000.00.

                 "Total Tranche B Commitment" means, as of any date, an amount equal to the sum of the Banks' Tranche B Commitments as of such date, which shall never exceed the Pound Sterling Equivalent of $15,000,000.00.

                 "Tranche A Borrowing" means (a) initially, the group of Tranche A Loans funded by the Banks pursuant to Section 2.01, and (b) thereafter, following any Conversion of the Tranche A Loans described in clause
(a), a group of Tranche A Loans Converted into a single Type on a single date and, in the case of a Tranche A Loan that is also a Eurocurrency Rate Loan, as to which a single Interest Period is in effect.

                 "Tranche A Commitment" means the amount set forth on the signature page of such Bank hereto under the caption "Tranche A Commitment," as such amount may be reduced pursuant to this Agreement.

                 "Tranche A Loan" has the meaning specified in Section 2.01(a).

                 "Tranche A Note" means a promissory note of the Parent payable to the order of a Bank, in substantially the form of Exhibit 2.04(a), evidencing the aggregate indebtedness of the Parent to such Bank resulting from the Tranche A Loan made by such Bank, together with all modifications, extensions, renewals and rearrangements thereof from time to time in effect.

                 "Tranche B Borrowing" means (a) initially, the group of Tranche B Loans funded by the Banks pursuant to Section 2.01, and (b) thereafter, following any Conversion of the Tranche B Loans described in clause
(a), a group of Tranche B Loans Converted into a single Type on a single date and as to which a single Interest Period is in effect.

                 "Tranche B Commitment" means the amount set forth on the signature page of each Bank hereto under the caption "Tranche B Commitment," as such amount may be reduced pursuant to this Agreement.

                 "Tranche B Note" means a promissory note of the UK Borrower payable to the order of a Bank, in substantially the form of Exhibit 2.04(b), evidencing the aggregate indebtedness of the UK Borrower to such Bank resulting from the Tranche B Loan made by such Bank, together with all modifications, extensions, renewals and rearrangements thereof from time to time in effect.

                 "Tranche B Loan" has the meaning specified in Section 2.01(b).

                 "Type" of Loan is determined by reference to the interest rate applicable to such Loan and the currency in which such Loan is denominated, with a Base Rate Loan and a Eurocurrency Rate Loan being different Types of Loans, Loans in different currencies being different Types of Loans and Eurocurrency Rate Loans having different Interest Periods (unless they begin on the same day but regardless of whether they have the same type of interest rate) being different Types of Loans.

                 "UK Borrower" has the meaning specified in the introduction to this Agreement.

                 "UCP" has the meaning specified in Section 2.03(b).

                 "US Borrower" has the meaning specified in the introduction to this Agreement.

                 "Wholly Owned Subsidiary" means any direct or indirect Subsidiary of the Parent of which all (other than director's qualifying shares) the outstanding voting securities normally entitled to vote in the election of directors are owned, directly or indirectly, by the Parent or any other of its Wholly Owned Subsidiaries.

                               SCHEDULE 1.01-A
                         ADMINISTRATIVE AGENT ACCOUNT

                                SCHEDULE 1.01-B
                                BORROWER ACCOUNT

                               SCHEDULE 1.01-C
                           EXISTING LETTERS OF CREDIT

                                 SCHEDULE 4.01
                           SUBSIDIARIES OF THE PARENT

                                 SCHEDULE 4.15
                           ENVIRONMENTAL DISCLOSURES

                                 SCHEDULE 6.01
                             EXISTING INDEBTEDNESS

                                 SCHEDULE 6.02
                                 EXISTING LIENS